UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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St. Jude Medical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2007 Annual Meeting and

Proxy Statement

ST. JUDE MEDICAL, INC.

One Lillehei Plaza

St. Paul, Minnesota 55117

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	9:30 a.m. central time Wednesday, May 16, 2007

PLACE	Minnesota Historical Center 345 Kellogg Boulevard West St. Paul, Minnesota 55102

ITEMS OF BUSINESS	(1) To elect two members of our Board of Directors, for terms ending in 2010.

(2) To approve the St. Jude Medical, Inc. 2007 Stock Incentive Plan.

(3) To approve the St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan.

(4) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007.

(5) To transact such other business as may properly come before the meeting and any adjournment.

RECORD DATE	Holders of St. Jude Medical, Inc. common stock of record at the close of business on March 19, 2007 are entitled to notice of and to vote at the meeting.

ANNUAL REPORT	Our 2006 Annual Report to Shareholders, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING

It is important that your shares be represented at the meeting, regardless of the number of shares you hold. PLEASE VOTE AS SOON AS POSSIBLE BY MAIL, PHONE OR INTERNET. Instructions on these three different ways to vote your shares are found on the enclosed proxy form. You should vote by proxy whether or not you plan to attend the meeting. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Pamela S. Krop

Vice President, General Counsel & Secretary

  April 2, 2007

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St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, MN 55117

Proxy Statement for Annual Meeting of Shareholders
to be held on May 16, 2007

GENERAL INFORMATION ABOUT THE MEETING

We are providing these proxy materials in connection with the solicitation by the Board of Directors of St. Jude Medical, Inc. (“St. Jude Medical,” the “Company,” “we” or “us”) of proxies to be voted at our 2007 Annual Meeting of Shareholders and at any meeting following adjournment thereof.

You are cordially invited to attend the annual meeting on May 16, 2007, beginning at 9:30 a.m. central time. The meeting will be held at the Minnesota Historical Center, 345 Kellogg Boulevard West, St. Paul, Minnesota. The location is accessible to handicapped persons.

We are first mailing this proxy statement and accompanying forms of proxy and voting instructions on or about April 2, 2007 to holders of our common stock on March 19, 2007, the record date for the meeting.

Proxies and Voting Procedures

Your vote is important. Because many shareholders cannot attend the annual meeting in person, it is necessary that a large number be represented by proxy. If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•	Over the telephone by calling a toll-free number
•	Electronically, using the internet
•	By completing, signing and mailing the enclosed proxy card

The telephone and internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly. If you are a shareholder of record and would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the meeting.

If your shares are held in the name of a broker, bank or other nominee, then the broker, bank or other nominee is considered to be the shareholder of record with respect to those shares and you must vote your shares in the manner prescribed by the broker, bank or other nominee. Your broker, bank or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank or other nominee how to vote your shares. If your shares are held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the broker, bank or other nominee to be able to vote at the meeting.

You may revoke your proxy and change your vote at any time before your proxy is voted at the meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting in person at the meeting. If your shares are held in the name of a broker, bank or other nominee, contact your broker, bank or other nominee regarding how to revoke your proxy and change your vote.

All shares entitled to vote at the meeting and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares should be voted on any matter, the shares represented by your properly completed proxy will be voted in accordance with the recommendation of the Board of Directors on those matters, as set forth in this proxy statement, unless your shares are held in the name of a broker, bank or other nominee, in which case your shares will not be voted on the proposal to approve the St. Jude Medical, Inc. 2007 Stock Incentive Plan (the “2007 Stock Incentive Plan”) or the proposal to approve the St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan (the “2007 Stock Purchase Plan”).

If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement was printed, the Company did not anticipate that any other matters would be raised at the meeting.

Shareholders Entitled to Vote

Shareholders at the close of business on the record date are entitled to notice of and to vote at the annual meeting. Each share is entitled to one vote on each matter properly brought before the meeting, and there is no cumulative voting.

On the record date, March 19, 2007, there were 340,651,158 shares of common stock outstanding and, therefore, entitled to vote at the annual meeting.

Required Vote

The presence, in person or by proxy, of a majority of the shares entitled to vote at the meeting is necessary to constitute a quorum at the meeting for the transaction of business.

Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks and other nominees do not have discretionary authority to vote with respect to the proposals to approve the 2007 Stock Incentive Plan or the 2007 Stock Purchase Plan.

Under Minnesota law and our bylaws, Directors are elected by a plurality of the votes cast at the meeting by holders of common stock voting for the election of Directors. This means that since shareholders will be electing two Directors with terms expiring in 2010, the two nominees receiving the highest number of votes will be elected. However, in an uncontested election (where, as at the annual meeting, the number of nominees does not exceed the number of Directors to be elected), any nominee for Director who receives more votes “withheld” from his or her election than votes “for” his or her election is required under our Principles of Corporate Governance to promptly offer to tender his or her resignation following certification of the shareholder vote. The Governance and Nominating Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance and Nominating Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose its decision whether to accept the Director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a press release. Any Director who offers to tender his or her resignation as described above will not participate in the Governance and Nominating Committee’s recommendation or Board action regarding whether to accept the resignation offer.

The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required to approve the 2007 Stock Incentive Plan and the 2007 Stock Purchase Plan and to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007, provided that the total number of shares that vote on each proposal represents a majority of the shares outstanding on the record date.

Abstentions on any matter will be counted as shares that are present and entitled to vote for purposes of determining the approval of such matter. Broker “non-votes” on any matter will not be considered as present and entitled to vote for purposes of determining the approval of such matter.

Cost of Proxy Solicitation

St. Jude Medical will pay the cost of soliciting proxies. We are soliciting proxies primarily by mail. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. These persons will not receive any additional compensation for providing this service.

In accordance with the regulations of the Securities and Exchange Commission (the “SEC”) and the NYSE, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

GOVERNANCE OF THE COMPANY

St. Jude Medical’s business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussion with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its Committees.

During 2006, the Board held six meetings. Each Director attended at least 75% of all meetings of the Board and of the Committees on which the Director served, except for Wendy Yarno.

The non-management members of the Board also meet at scheduled executive sessions at least twice a year. The Chairperson of the Governance and Nominating Committee serves as the Presiding Director for these meetings.

Principles of Corporate Governance

The Company’s Principles of Corporate Governance are available on the Company’s website at www.sjm.com. Copies of the Principles of Corporate Governance are also available in print to any shareholder who submits a request to St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, MN 55117, Attention: Corporate Secretary.

Code of Business Conduct

The Company has adopted a Code of Business Conduct for its principal executive officer, principal financial officer, principal accounting officer, corporate controller and all other employees. The Code of Business Conduct is available on the Company’s website at www.sjm.com. Copies of the Code of Business Conduct are also available in print to any shareholder who submits a request to St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, MN 55117, Attention: Corporate Secretary.

Communications with Directors

Any interested party wishing to communicate with one or more Directors may do so by sending a letter addressed to the Director or Directors to:

c/o Corporate Secretary

St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, MN 55117

All such correspondence will be forwarded to the Director or Directors.

Director Nomination Process

The Governance and Nominating Committee considers suggestions from many sources, including shareholders, for possible candidates for Directors. The Governance and Nominating Committee would consider any candidate proposed by a shareholder in the same manner as other possible candidates.

Any shareholder wishing to propose that a person be appointed to the Board of Directors or that management nominate a person for election to the Board of Directors may submit such a proposal to:

Governance and Nominating Committee

c/o Corporate Secretary

St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, MN 55117

The Board of Directors has not adopted any specific criteria for a Director position. The Governance and Nominating Committee believes that it is not necessary to adopt criteria for the selection of Directors. The Governance and Nominating Committee believes that the desirable background of a new member of the Board of Directors may change over time and that a thoughtful, thorough process for selection is more important than adopting criteria for Directors.

The Governance and Nominating Committee has worked in the past with independent search firms that assist in identifying Director candidates.

Once candidates are identified, they are evaluated through a series of interviews with members of the Governance and Nominating Committee, several other Directors and members of management, including the Company’s General Counsel. Candidates are also asked to complete a Director questionnaire used by the Company.

Director Attendance at Annual Shareholder Meeting

Seven of the Company’s Directors attended the 2006 Annual Meeting of Shareholders. The Company will reimburse a Director’s travel expenses for attending the annual shareholder meeting, but attendance by non-management Directors is not required. A meeting of the Board of Directors will be held in conjunction with the 2007 Annual Meeting of Shareholders in order to facilitate attendance by Directors at the meeting.

Director Independence and Audit Committee Financial Experts

The Board undertook a review of Director independence in February 2007. As part of that process, the Board reviewed all transactions and relationships between each Director (or any member of his or her immediate family) and the Company, including transactions and relationships described in the responses of the Directors to questions regarding employment, business, familial and other relationships with the Company and its management. As a result of this review, the Board affirmatively determined that all of the Directors, except Mr. Starks and Mr. Widensohler, are independent under the Company’s Principles of Corporate Governance and bylaws and the NYSE listing standards and have no material relationships with the Company other than their positions on the Board of Directors. See “Related Person Transactions” on page 9.

In February 2007, the Board also determined that all members of the Audit Committee are financially literate under the NYSE listing standards and that Mr. Devenuti and Mr. Rocca each qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC.

Committees of the Board of Directors

The Board of Directors has three standing Committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. During 2006, the Audit Committee met ten times, the Compensation Committee met five times and the Governance and Nominating Committee met twice.

Each Committee of the Board has a separate written charter which is available on the Company’s website at www.sjm.com. Copies of the charters are also available in print to any shareholder who submits a request to St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, MN 55117, Attention: Corporate Secretary.

Each member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee is independent under the Company’s Principles of Corporate Governance and bylaws and the NYSE listing standards. Each member of the Audit Committee is also independent under the rules of the SEC.

The duties of the Audit Committee are described in its report below.

The Compensation Committee is responsible for establishing and administering compensation programs for the Company’s executive officers and considering matters relating to profit sharing and other employee benefits provided by the Company.

The Governance and Nominating Committee is responsible for recommending good governance practices. The Governance and Nominating Committee evaluates the qualifications of and nominates candidates for positions on the Board. The procedures for shareholders to nominate Directors can be found on page 4. In addition, the Governance and Nominating Committee facilitates an annual evaluation by Board members of Board and individual Director performance and provides feedback to the entire Board.

Report of the Audit Committee

The Audit Committee reviews the Company’s consolidated financial statements, financial reporting process and internal controls on behalf of the Board of Directors.

We meet with management periodically to consider, among other things, the adequacy of the Company’s disclosure and internal controls and the objectivity of its financial reporting. We discuss these matters with the Company’s independent registered public accounting firm, Ernst & Young LLP, and with appropriate Company financial personnel, including the Company’s internal auditor.

We regularly meet privately with the independent registered public accounting firm, which has unrestricted access to the Audit Committee.

We also appoint the independent registered public accounting firm, approve the scope of their audit services, approve the performance of non-audit services by the independent registered public accounting firm and review periodically their performance and independence from management.

The Directors who serve on the Audit Committee are all independent under the Company’s Principles of Corporate Governance and bylaws, the NYSE listing standards and the rules of the SEC.

The Board has adopted a written charter which describes the functions the Audit Committee is to perform. Each year, we review the actions required to be taken by the Audit Committee under the charter, confirm that they have been taken, and report the same to the full Board. In August 2006, we reviewed the charter and recommended to the Board that the charter be amended and restated. The Board adopted the Committee’s recommendation. The current Audit Committee charter is available on the Company’s website at www.sjm.com.

Management has the primary responsibility for the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls.

The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discusses with us any issues they believe should be raised with us.

This year, we reviewed the Company’s audited consolidated financial statements and met with both management and Ernst & Young LLP to discuss these financial statements. Management has represented to us that these financial statements were prepared in accordance with United States generally accepted accounting principles. We also considered the report of the independent registered public accounting firm.

We have received from and discussed with Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussion with Audit Committees) and the independence of Ernst & Young LLP. We have also considered the compatibility of non-audit services with the independence of Ernst & Young LLP. In addition, we discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees).

Based on our review and discussions described above, we recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006, filed with the SEC.

Michael A. Rocca, Chairperson

Richard R. Devenuti

Thomas H. Garrett III

Compensation of Directors

The Company’s Board of Directors approves Board and Committee compensation, as well as Director retirement policies and perquisites, based on the recommendations of our Compensation Committee. Under the charter of the Compensation Committee, the Committee is required to advise the Board regarding proposed changes in Board and Committee compensation at least once every two years. The Company targets compensation at the 60th percentile of the market as defined by an analysis of the peer companies. The Committee may request that management report to the Committee on the status of the Board’s compensation and perquisites in relation to other similarly situated companies. The Committee and/or management may engage outside consultants for assistance in determining the levels and components of compensation that are consistent with this objective.

In 2006, each non-employee Director received a retainer of $50,000 per year, paid monthly, plus $2,000 per diem for each Board meeting attended. Committee chairpersons received an additional annual fee of $9,000 and Committee members an additional annual fee of $4,000. The Presiding Director received an additional annual fee of $5,000. Effective May 16, 2007, the annual retainer will be increased from $50,000 to $54,000 and the additional annual fee for the chairperson of the Audit Committee will be increased from $9,000 to $12,000. Directors who are Company employees are not compensated for their services as Directors.

In May of each year, Directors may elect to receive the annual retainer fee payable over the following 12 months either as 100% cash, 50% cash plus 50% restricted stock, or 100% restricted stock. Restricted stock is valued at the fair market value of the stock on the date of grant, which is the first business day in June after a Director’s election to receive restricted stock in lieu of half or all of the Director’s retainer. The restriction on the stock lapses on the six-month anniversary of the grant date.

The common stock ownership of our Directors as of March 1, 2007 was as follows

Director Common Stock Ownership
Name	Shares Held
John W. Brown	31,474
Richard R. Devenuti	5,142
Stuart M. Essig	27,236
Thomas H. Garrett III	108,919
Michael A. Rocca	3,562
Daniel J. Starks	5,964,792
David A. Thompson	30,744
Stefan K. Widensohler	30,706
Wendy L. Yarno	3,315

Directors are reimbursed for expenses incurred in connection with travel and lodging when attending meetings of the Board or otherwise engaged in Company business and for such expenses for the Director’s partner when attending the annual strategic planning meeting.

Under the St. Jude Medical, Inc. 2006 Stock Plan, each person who is not an employee of the Company and who is elected, re-elected or serving an unexpired term as a Director at any annual meeting of shareholders automatically receives, as of the date of such meeting, an option to purchase 5,600 shares of our common stock at an exercise price per share equal to the fair market value of our common stock on such date. In addition, effective May 16, 2007, each non-employee director will receive an additional option to purchase 2,150 shares of our common stock at an exercise price per share equal to the fair market value of our common stock on such date. All such options are designated as non-qualified stock options with eight-year terms and fully vest on the six-month anniversary of the grant date. Directors who are appointed between annual shareholder meetings are granted a pro-rata stock option based upon a fraction of 7,750 shares on the same terms and conditions as the stock options described above, except the exercise price is equal to the fair market value on the date of appointment. At the 2006 Annual Meeting of Shareholders, each non-employee Director received an automatic grant of an option to purchase 5,600 shares at $38.20 per share, the fair market value of the common stock on the date of grant. No additional options were granted to non-employee Directors in 2006.

Each Director may receive reimbursement for one physical examination every 12 months up to a maximum of $1,600 per exam. Board members also participate in our charitable contribution matching program under which eligible charitable contributions are matched by the Company up to a maximum of $1,000 each year.

Under a retirement plan for non-employee Directors that was terminated April 1, 1996, each non-employee Director serving on the Board at that time who serves five years or more will receive payment of an annual benefit equal to the average of the annual retainers paid to the Director during his or her service as a Director, with a minimum annual benefit of $24,000. The retirement benefit will commence at the later of the time of retirement from the Board or when the Director becomes 60 years old. The retirement benefit is payable over a number of years equal to the Director’s years of service as a member of the Board of Directors prior to April 1, 1996.

Director Compensation Table

The following table shows the cash and non-cash compensation for the last fiscal year awarded to or earned by our Directors.

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) (3) ($)		All Other Compensation ($)		Total ($)

John W. Brown	70,000	82,751	(4)	-0-		152,751
Richard R. Devenuti	66,000	71,077	(5)	-0-		137,077
Stuart M. Essig	80,000	71,077	(5)	1,000	(6)	152,077
Thomas H. Garrett III	70,000	71,077	(5)	-0-	(7)	141,077
Michael A. Rocca	75,000	71,077	(5)	-0-		146,077
Daniel J. Starks	-0-	-0-		-0-		-0-
David A. Thompson	74,000	71,077	(5)	-0-		145,077
Stefan K. Widensohler	62,000	71,077	(5)	-0-		133,077
Wendy L. Yarno	69,000	71,077	(5)	-0-		140,077
Frank C. P. Yin	30,833	-0-		1,000	(6)	31,833

______________________________

Footnotes

(1)

The Directors elected to receive the following amounts of their annual retainer in the form of shares of restricted stock: Mr. Brown, $29,167; Mr. Devenuti, $50,000; Mr. Essig, $50,000; Mr. Garrett, $50,000; Mr. Rocca, $39,583; Mr. Thompson, $0; Mr. Widensohler, $50,000; Ms. Yarno, $25,000; and Mr. Yin, $10,417.

(2)

The amounts in this column are calculated based on FAS 123(R) and equal the financial statement compensation cost for stock option awards as recognized in our consolidated statement of earnings for the fiscal year 2006. The compensation cost is based on the fair value of the stock option grants as estimated using the Black-Scholes option pricing model. The assumptions used to estimate fair value are discussed in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2006.

(3)

As of December 30, 2006, the Directors held options to purchase the following numbers of shares of our common stock: Mr. Brown, 9,800; Mr. Devenuti, 51,200; Mr. Essig, 83,200; Mr. Garrett, 95,200; Mr. Rocca, 20,532; Mr. Thompson, 71,200; Mr. Widensohler, 51,200; Ms. Yarno, 19,200; and Mr. Yin, 45,600. As of December 30, 2006, no Directors held any restricted stock or other stock awards.

(4)

Includes compensation cost recognized in our consolidated statement of earnings for the fiscal year 2006 for the 5,600 share option grant awarded to Mr. Brown on May 10, 2006 ($71,077) and the 4,200 share option grant awarded to Mr. Brown in connection with his appointment to the Board of Directors on August 4, 2005 ($11,674). The grant date fair value of the 5,600 share award was $71,077 and the grant date fair value of the 4,200 share award was $61,370.

(5)	The grant date fair value of the award was $71,077.
(6)	Represents matching gifts under our charitable contribution matching program.
(7)

Mr. Garrett is the only current Director eligible for benefits under the discontinued retirement plan for non-employee Directors described on page 8. The actuarial present value of his benefit under this plan is $192,000 and did not change during the last fiscal year. This amount was expensed in prior years and was fully accrued for as of December 30, 2006.

Compensation Committee Interlocks and Insider Participation

During 2006, Wendy L. Yarno (chair), David A. Thompson, Dr. Frank C-P Yin (until May 10, 2006) and Stuart M. Essig (beginning May 10, 2006) served as members of the Compensation Committee. The members of the Compensation Committee do not participate in any interlocking directorships.

Related Person Transactions

Under the Company’s Code of Business Conduct, employees have an ongoing affirmative duty to report in writing to the General Counsel of the Company any personal ownership interest or other relationship that might affect their ability to exercise impartial, ethical business judgments in the area of their responsibilities. Each situation reported is reviewed by the Company, and a written determination is made as to whether a conflict of interest exists or may arise from the reported situation. In the case of executive officers and Directors, the determination is made by the Governance and Nominating Committee. In addition, all Directors and executive officers complete a questionnaire each year that requires them to describe any transactions in which the Company is a participant and the Director or executive officer, or a member of their immediate family, has a direct or indirect material interest. Each transaction reported is reviewed by the General Counsel and, if material, is reviewed by the Governance and Nominating Committee to determine whether a conflict of interest exists or may arise from the reported transaction. Apart from the procedures described above, we do not have a separate policy or procedure for the review, approval or ratification of related person transactions.

Purchases from Invatec

Mr. Widensohler is a director of, and the beneficial owner of approximately 45% of the common stock of, Invatec, an Italian company that makes medical products which it sells to our Japanese distribution subsidiary. Sales by Invatec to us during 2006 were $9,435,744. In February 2004, the Board of Directors determined that Mr. Widensohler was no longer considered an independent Director.

Investment in and Potential Purchase of Development Stage Medical Device Company

In December 2005, the Company, at the initiative of our Cardiology Division, entered into a Preferred Stock Purchase and Contingent Acquisition Agreement (the “Investment Agreement”) with a development stage medical device company (the “Device Company”). George Fazio, the President of Cardiac Surgery Division at the time, and the President of our Cardiovascular Division since the combination of our Cardiac Surgery and Cardiology Divisions on January 1, 2007, had made an equity investment of $25,000 in the Device Company in November 2004 and had made a loan of $50,000 to the Device Company in April 2005. Mr. Fazio had no involvement in negotiating the terms of the Investment Agreement.

Under the Investment Agreement, the Company has the right to designate an individual to attend all board meetings of the Device Company as an observer, and an option to acquire the Device Company at any time through January 2008 for an upfront purchase price and potential milestone payments. If the Company acquired the Device Company, Mr. Fazio could receive payment of up to approximately $322,000 at the closing, and up to an additional $245,000 if certain milestones were achieved by the Device Company following the closing.

In order to avoid even the appearance of a conflict of interest, the Company has taken the following steps with respect to Mr. Fazio and the Company’s relationship with the Device Company.

1.    A delegate of the Chief Executive Officer or Chief Financial Officer (other than Mr. Fazio or someone reporting to him) will act as board observer on behalf of the Company at all board meetings of the Device Company.

2.    All ongoing decisions of the Company relating to the Device Company will be made by the Company’s Chief Executive Officer and/or Chief Financial Officer.

3.    If the Company exercises its acquisition right, then the acquired business will be managed under a budget approved by the Company’s Chief Executive Officer and Chief Financial Officer, with any deviation from the budget that would have the effect of increasing Mr. Fazio’s compensation under the Investment Agreement being approved by the Company’s Chief Executive Officer and Chief Financial Officer.

Velocimed Acquisition

In February 2005, the Company signed a definitive agreement (the “Velocimed Agreement”) to acquire the businesses of Velocimed, LLC (“Velocimed”), a privately-owned company that developed and manufactured specialty interventional cardiology devices. The Company closed its acquisition of Velocimed on April 6, 2005. Under the terms of the Velocimed Agreement, the Company paid $82.5 million in cash at the closing, and may make additional contingent payments (the “Contingent Payments”) tied to revenues in excess of minimum future targets and a milestone payment (the “Milestone Payment”) upon U.S. Food and Drug Administration approval of the Premere patent foramen ovale closure system.

Paul Buckman, who served as President of our Cardiology Division until August 2006, was a founder and shareholder of Velocimed. At the time the Company entered into the Velocimed Agreement, Mr. Buckman was the beneficial owner of 436,159 shares of Velocimed stock, which constituted approximately 1.6% of Velocimed’s total number of shares outstanding, but was not a director, officer or employee of Velocimed and did not have any other relationship with Velocimed. At the closing of the acquisition, Mr. Buckman received approximately $714,000 in consideration for his interest in Velocimed. In addition, Mr. Buckman has the potential to receive additional consideration of up to approximately $2,962,000 if the maximum amounts payable under the Contingent Payments and the Milestone Payment are achieved. Mr. Buckman was not involved in negotiating the financial terms of the Velocimed Agreement, and the Company’s Board of Directors was informed of Mr. Buckman’s relationship with Velocimed prior to approving the Velocimed Agreement. The Board of Directors approved the amount of the purchase price to be paid under the Velocimed Agreement based on their review of a number of factors, including the price paid in comparable transactions, a discounted cash flow analysis of the acquired business, the financial impact of the acquisition on the Company’s results of operations and a fairness opinion received from the Company’s investment bankers.

Velocimed operated under the Company’s Cardiology Division, for which Mr. Buckman served as President, until January 1, 2007. It currently operates under the Company’s Cardiovascular Division, for which George Fazio serves as President. In light of Mr. Buckman’s interest in the potential future Contingent Payments and Milestone Payment, while Mr. Buckman was President of the Cardiology Division, the acquired business was managed pursuant to a budget approved by the Company’s Chief Executive Officer, Chief Financial Officer and Board of Directors, and any deviation from the budget that would have had the effect of increasing Mr. Buckman’s compensation under the Contingent Payments or the Milestone Payment was required to be approved by the Company’s Chief Executive Officer and Chief Financial Officer. This procedure is no longer in place since Mr. Buckman is no longer responsible for the operations of Velocimed.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our Directors and executive officers to file initial reports of ownership and reports of changes in ownership of our securities with the SEC. Based on a review of the Section 16(a) reports filed by our Directors and executive officers in 2006 and on written representations by the Directors and executive officers, we believe that all Section 16(a) filing requirements applicable to our Directors and executive officers during 2006 were satisfied, except that one Form 4 relating to two transactions was filed late on behalf of I. Paul Bae and one Form 4 relating to one transaction was filed late on behalf of Donald J. Zurbay.

BOARD OF DIRECTORS

The Board of Directors is divided into three classes, whose terms expire at successive annual meetings.

At this year’s annual meeting, the three-year terms of Mr. Rocca, Mr. Thompson and Mr. Widensohler will expire. Mr. Thompson has decided not to stand for re-election at the annual meeting. Two Directors will be elected at the annual meeting to serve for a three-year term expiring at our annual meeting in 2010. We have nominated Mr. Rocca and Mr. Widensohler for these positions. Each nominee currently serves as a Director. You can find the principal occupation and other information about the nominees below.

The persons named on the proxy card will vote the proxy for the election of Mr. Rocca and Mr. Widensohler unless you indicate that your vote for any of the nominees should be withheld. If elected, Mr. Rocca and Mr. Widensohler will continue in office until their successors have been duly elected and qualified, or until the earlier of their death, resignation or retirement. We expect each of the nominees to be able to serve if elected.

The principal occupation and other information about the Directors whose terms of office will continue after the annual meeting are also provided below.

The Board of Directors recommends a vote FOR the election of Mr. Rocca and Mr. Widensohler as Directors.

Nominees for Terms Expiring In 2010

Michael A. Rocca, Director of St. Jude Medical since March 2004. Retired in 2000 from Mallinckrodt, Inc., a pharmaceutical and medical device manufacturer, where he was Senior Vice President and Chief Financial Officer from 1999 to 2000. Director of Ligand Pharmaceuticals, Inc. and Lawson Software, Inc. Committee: Chairperson of the Audit Committee. Age: 62

Stefan K. Widensohler, Director of St. Jude Medical since 2001. President and Chief Executive Officer of Krauth Medical Group, a European distributor of medical and surgical devices and services, since 1992. Director of Orthofix International NV. Age: 47

Directors Whose Terms Will Expire In 2008

Richard R. Devenuti, Director of St. Jude Medical since 2001. Senior Vice President of Worldwide Services and IT of Microsoft Corporation, a software company, from December 2003 until January 2007. From March 1999 to December 2003, Vice President and Chief Information Officer of Microsoft Corporation. Committee: Audit Committee. Age: 49

Stuart M. Essig, Director of St. Jude Medical since 1999. President and Chief Executive Officer and a member of the Board of Directors of Integra Life Sciences Holdings Corporation, a manufacturer of medical devices and implants, since December 1997. Director of Zimmer Holdings, Inc. Committees: Compensation Committee and Governance and Nominating Committee. Age: 45

Thomas H. Garrett III, Director of St. Jude Medical since 1979. Self-employed as a business consultant since June 1996. Previously, a member of the law firm of Lindquist & Vennum PLLP of Minneapolis, Minnesota, and its Managing Partner from 1993 through 1995. Director of Lifecore Biomedical, Inc. Committee: Audit Committee. Age: 62

Wendy L. Yarno, Director of St. Jude Medical since 2002. Chief Marketing Officer, Merck & Co., Inc., a pharmaceutical company, since July 2006. From 2005 to 2006, General Manager, Business Unit, Merck & Co., Inc. From 2002 to 2005, Executive VP, Worldwide Human Health, Merck & Co., Inc. Committees: Chairperson of the Compensation Committee and member of the Governance and Nominating Committee. Age: 52

Directors Whose Terms Will Expire In 2009

John W. Brown, Director of St. Jude Medical since August 2005. Chairman of the Board of Stryker Corporation, an orthopedic device company, since 1980. Chief Executive Officer of Stryker Corporation from 1977 to 2003. Director of Gen-Probe Incorporated. Committee: Chairperson of the Governance and Nominating Committee. Presiding Director. Age: 72

Daniel J. Starks, Director of St. Jude Medical since 1996. Chairman, President and Chief Executive Officer of St. Jude Medical since May 2004. President and Chief Operating Officer of St. Jude Medical from February 2001 to May 2004. From April 1998 to February 2001, President and Chief Executive Officer of the Cardiac Rhythm Management Division of St. Jude Medical. Previously, Chief Executive Officer and President, Daig Corporation. Director of Urologix, Inc. Age: 52

SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS AND
CERTAIN BENEFICIAL OWNERS

The following table presents information provided to the Company as to the beneficial ownership of our common stock as of March 1, 2007 by (a) each of our Directors, Director nominees and executive officers appearing in the Summary Compensation Table on page 24, (b) all of our Directors and executive officers as a group and (c) each person known to the Company to be the beneficial owner of more than 5% of our common stock. Unless otherwise noted, these persons have sole voting and dispositive power with respect to the shares owned by them and, none of the shares beneficially owned by our Directors, Director nominees and executive officers are subject to a pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
John W. Brown	41,274	(1)	*
Richard R. Devenuti	56,342	(1)	*
Stuart M. Essig	110,436	(1)	*
Thomas H. Garrett III	192,119	(1)(2)	*
Michael A. Rocca	24,094	(1)	*
Daniel J. Starks	8,838,792	(1)	2.6%
David A. Thompson	101,944	(1)	*
Stefan K. Widensohler	81,906	(1)	*
Wendy L. Yarno	22,515	(1)	*
John C. Heinmiller	914,037	(1)(3)	*
Michael T. Rousseau	882,157	(1)	*
Michael J. Coyle	1,213,826	(1)	*
Joseph P. McCullough	390,776	(1)	*
Directors and Executive Officers as a Group
(22 persons)	14,438,540	(4)	4.1%
Capital Research and Management Company
333 South Hope Street
Los Angeles, CA 55117	22,057,700	(5)	6.5%
Goldman Sachs Asset Management, L.P.
32 Old Slip
New York, NY 10005	18,587,997	(6)	5.5%
Prudential Financial, Inc.
751 Broad Street
Newark, NJ 07102	18,640,628	(7)	5.5%
Wellington Management Company, LLP
75 State Street
Boston, MA 02109	18,385,205	(8)	5.4%
Jennison Associates LLC
466 Lexington Avenue
New York, NY 10017	18,048,493	(9)	5.3%

Footnotes

*	Less than 1.0%
(1)

Includes the number of shares which each Director or executive officer may acquire within 60 days from March 1, 2007, pursuant to the exercise of stock options, as follows: Mr. Brown, 9,800; Mr. Devenuti, 51,200; Mr. Essig, 83,200; Mr. Garrett, 83,200; Mr. Rocca, 20,532; Mr. Starks, 2,874,000; Mr. Thompson, 71,200; Mr. Widensohler, 51,200; Ms. Yarno, 19,200; Mr. Heinmiller, 732,000; Mr. Rousseau, 869,000; Mr. Coyle, 1,129,000; and Mr. McCullough, 383,000.

(2)	Includes 46,700 shares owned by Mr. Garrett’s wife as to which Mr. Garrett disclaims beneficial ownership.
(3)	Includes 179,085 shares that are subject to a pledge in support of a line of credit.
(4)	Includes 7,884,584 shares that such individuals may acquire within 60 days from March 1, 2007 pursuant to the exercise of stock options.
(5)

This information is derived from a Schedule 13G dated February 9, 2007 delivered to us by Capital Research and Management Company, which is deemed to be the beneficial owner of 22,057,700 shares of our common stock as a result of acting as investment adviser to various investment companies.

(6)	This information is derived from a Schedule 13G dated February 9, 2007 delivered to us by Goldman Sachs Asset Management, L.P.
(7)

This information is derived from a Schedule 13G dated February 9, 2007 delivered to us by Prudential Financial, Inc., which is deemed to be the beneficial owner of 18,640,628 shares of our common stock as a result of being a Parent Holding Company and the direct or indirect parent of several Registered Investment Advisers and Broker Dealers. Prudential’s Schedule 13G indicated shared voting power over 12,040,529 shares and shared dispositive power over 17,075,134 shares.

(8)

This information is derived from a Schedule 13G dated February 14, 2007 delivered to us by Wellington Management Company, LLP, which is deemed to be the beneficial owner of 18,385,205 shares of our common stock as a result of acting as investment adviser for clients of Wellington Management. Wellington Management’s Schedule 13G indicated shared voting power over 6,900,555 shares and shared dispositive power over all 18,385,205 shares.

(9)

This information is derived from a Schedule 13G dated February 14, 2007 delivered to us by Jennison Associates LLC, which is deemed to be the beneficial owner of 18,048,493 shares of our common stock as a result of acting as investment adviser to several investment companies, insurance separate accounts and institutional clients. Jennision’s Schedule 13G indicated shared dispositive power over all 18,048,493 shares. Prudential Financial, Inc. indirectly owns 100% of the equity interests of Jennision. Accordingly, the shares of common stock reported on Jennison’s Schedule 13G may be included in the shares reported on the Schedule 13G filed by Prudential.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

To achieve our business objectives, we seek to ensure that our executive compensation programs reinforce our business strategy and are appropriately aligned with the interests of shareholders. The goals of our compensation program are to attract, retain and motivate talented executives to enable the Company to be successful in a highly competitive industry and to enhance shareholder value. The following principles were used in the design of the programs:

▪	Compensation should be related to individual performance and qualifications;
▪	Executive officers and employees should be encouraged to own St. Jude Medical stock; and
▪	A substantial part of an executive officer’s compensation should be incentive-based, tied to corporate performance, and subject to risk.

Our incentive plans support the additional goals of motivating job performance that is aligned with the interests of shareholders and sharing our financial success with employees.

St. Jude Medical operates in a fast-paced, ever-evolving industry in which there is a high level of competition for market share and talent. We seek to ensure the long-term growth of the Company while at the same time delivering short-term results and maintaining a rigorous commitment to quality.

Targeting base salaries, annual cash incentives, and long-term incentives to the 60th percentile of the external market allows us to attract and retain the executive talent necessary to achieve our business objectives. The executive compensation program is designed to drive results by placing the majority of total compensation at risk in the form of annual and long-term incentives tied to performance.

Oversight of the Executive Compensation Program

The Compensation Committee of the Company’s Board of Directors (the “Committee”) is responsible for establishing and administering compensation programs for the Company’s executive officers. In 2006, the Committee consisted of Ms. Wendy L. Yarno, who served as Chairperson, Mr. David A. Thompson, Mr. Frank C-P Yin, who served on the Committee until his retirement from the Board of Directors in May, and Mr. Stuart M. Essig, who replaced Mr. Yin. None of the members of the Committee is a current or former employee of the Company. Each of the members of the Committee is independent under the Company’s Principles of Corporate Governance and bylaws and the NYSE listing standards. The Committee makes recommendations to the Board of Directors regarding the compensation to be paid to the Chief Executive Officer of the Company. The Committee determines, and reports to the Board of Directors, the compensation to be paid to all other executive officers of the Company.

Use of Consultants and Other Advisors

The Committee has the authority to engage the services of outside advisors, experts and others to assist it in performing its functions as described in the Committee’s charter. In 2006 and 2007, the Committee retained the services of Mercer HR Consulting (the “Consultant”) to advise it on issues related to the Committee’s responsibilities. The Consultant was selected by the Committee and reports to the Chairperson of the Committee. The Committee has the authority to determine the scope of the Consultant’s services and retains the right to terminate the Consultant’s contract at any time. In addition, the Committee periodically engages additional consulting and other professional advisors. No such other advisors were engaged in 2006. The Consultant’s responsibilities to the Committee include providing:

▪	Competitive market data and advice related to the Chief Executive Officer’s compensation level and incentive design;
▪	A review of Company compensation levels, performance and incentive design (including performance objectives);
▪	Information on executive compensation trends and implications for the Company; and
▪	Competitive market data and advice on outside director compensation

In addition to the executive compensation work performed for the Committee, during 2006, management hired the Consultant to provide compensation, health care and group benefits consulting.

Executive Compensation Philosophy and Policies

We evaluate the Company’s compensation program for the Chief Executive Officer and other executive officers in relation to the programs offered by other medical products companies and, in circumstances where insufficient data from medical products companies was available for a particular executive officer’s position, by general industry companies, which consist of companies of similar size outside of the medical device industry. In 2006, the Consultant analyzed executive compensation levels for a peer group of medical product companies. The peer companies were selected based on similarities of business characteristics and organizational size. Organizational size was measured using annual revenue, and the peer group was developed so that the median annual revenue of the companies in the peer group approximated the annual revenue of the Company. For certain executive positions, this peer data was supplemented with industry-specific survey data and general industry survey data.

Our objective is to attract and retain talented individuals by targeting base salaries, annual cash incentives and long-term incentives for standard performers at the 60th percentile of the market as defined by an analysis of the peer companies and other survey data.

An executive officer’s individual performance and experience can cause the officer’s total compensation to be higher or lower than the 60th percentile. We believe the 60th percentile positioning is appropriate given our practice of targeting the highest caliber executives, our historically aggressive performance goals, our historically strong share price performance, and the decentralized nature of our business, which adds complexity to executive roles. Moreover, the cost of turnover at the executive level can be high given the growth initiatives of our Company and the potential delay to those initiatives that could result from the loss of key executives.

When making recommendations regarding the compensation of our Chief Executive Officer, the Committee considers the results of the review by the Board of Directors of the Chief Executive Officer’s performance. When evaluating the compensation of our other executive officers, the Committee considers the recommendations of our Chief Executive Officer and Chief Financial Officer.

Our policy is to maximize the tax deductibility of compensation payments to executive officers under Section 162(m) of the Internal Revenue Code. Our shareholders have approved our Management Incentive Compensation Plan (the “MICP”), which is an annual cash incentive plan that is designed and administered in such a manner that compensation awarded under the MICP in the United States is tax-deductible for the Company. Additionally, long-term incentives are awarded primarily in the form of stock options which qualify as performance-based compensation under Section 162(m). While the Committee intends to continue to provide compensation opportunities to the Company’s executive officers in as tax-efficient a manner as possible, it recognizes that from time to time it may be in the best interests of shareholders to provide non-deductible compensation.

Over 75% of targeted total compensation (base salary, annual incentive and long-term incentive) for executive officers named in the Summary Compensation Table of this proxy statement (the “Named Executive Officers”) is tied to corporate and/or division performance and at-risk insofar as annual incentive awards and the value of stock options awarded may be reduced or eliminated depending on corporate and/or division performance. This results in executive compensation being highly correlated to annual financial performance and long-term share price performance.

Components of the Executive Compensation Program

Our compensation program for executive officers has four major components, each of which supports the goal of our compensation program to attract, retain and motivate talented executives:

▪	Base salary
▪	Annual incentive awards
▪	Long-term incentive awards
▪	Perquisites and other benefits

Base Salary

An executive officer’s base salary is determined by an assessment of his or her sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, current salary in relation to the range designated for the job and salary levels for comparable positions at the peer group and other companies discussed above. Additionally, the Committee sets base salaries for each executive officer based on the executive officer’s contribution to the Company’s success through operational improvements and strategic initiatives. Based upon a review of the peer group and other survey data discussed above, the executive officers’ base salary levels are generally consistent with the 60th percentile objective.

Compensation Arrangements for Named Executive Officers. The compensation arrangement for each of the Named Executive Officers is reviewed by the Compensation Committee each October in light of peer group comparisons and each executive’s performance. Each December, the Compensation Committee recommends for full Board approval the compensation of the Company’s Chief Executive Officer for the following year, and approves the compensation for each of the other Named Executive Officers for the following year.

In accordance with the Board’s compensation philosophy and practices, and as part of the Chief Executive Officer’s annual compensation and performance review, the Board determined, at its December 2006 meeting, to grant Mr. Starks a stock option for 300,000 shares. Mr. Starks formally declined to accept the stock option award. He Indicated his action was intended to reflect his leadership values, including the high priority he places on increasing shareholder value. No other changes were made to Mr. Starks’ compensation. As a result, for 2007, Mr. Starks’ base salary will remain at $975,000, his target annual incentive award percentage will remain at 120% and his perk allowance will remain at $26,000.

For 2007, the employment arrangements for each of the other Named Executive Officers are as follows: Mr. Heinmiller, base salary of $610,000 and target annual incentive award percentage of 100%; Mr. Rousseau, base salary of $500,000 and target annual incentive award percentage of 100%; Mr. Coyle, base salary of $500,000 and target annual incentive award percentage of 87%; and Mr. McCullough, base salary of $475,000 and target annual incentive award percentage of 70%. Each of the Named Executive Officers other than Mr. Starks has a perk allowance of $24,000 for 2007.

Annual Incentive Awards

Annual incentive awards are designed to provide executive officers an additional incentive for achieving the annual performance goals established in the Company’s annual business plan approved by the Board of Directors. All annual incentive awards to executive officers are awarded and paid under the MICP. Payments under the MICP are based on the Company’s level of achievement of annual sales revenue and earnings per share objectives, as well as divisional and geographical profitability and sales objectives, all as established under the Company’s annual business plan. There is a pre-assigned relative weighting ascribed to each of these factors. The weightings result in executive incentives being tied most heavily to those factors over which they have the greatest influence. Additionally, the weightings are designed to drive growth and satisfy profitability objectives.

Executive officers have targeted annual incentive opportunities ranging from 45% to 120% of base salary. Target opportunities are established based upon the peer group and other survey data discussed above, and are consistent with the Company’s 60th percentile objective. Actual payment amounts for an individual executive can fall above or below target opportunity based upon performance.

The MICP target award opportunities and associated performance goals are determined and approved by the Committee no later than 90 days after the beginning of the fiscal year. At that time the Committee may identify items that will be excluded from the calculation of incentive payments such as the impact of foreign exchange rates, transaction costs and accretive or dilutive effect of merger and acquisition activity and non-recurring charges. Performance objectives for 2006 under the MICP included corporate sales revenue and earnings per share, division/territory sales revenue and division/territory operating profit. The performance objectives are set at a level that we believe is aggressive enough to inspire top performance but reasonable enough to be realistically achievable. The Committee undertook a similar process in establishing performance objectives for 2007 under the MICP and believes that the objectives established for 2007 reflect a difficulty and likelihood of achievement relative to the peer companies similar to the 2006 performance objectives.

Upon the completion of the fiscal year, the Committee determines and certifies, in writing, the extent to which the defined performance objectives were met. The Committee has no discretion to increase any executive’s incentive target or award that would otherwise be due upon attainment of the performance objectives, or otherwise modify any performance objectives associated with the performance period. However, the Committee may, in its discretion, reduce or eliminate individual incentive targets or individual incentive awards for a performance period. MICP awards are typically paid in February after the prior year’s audited results are available and earned amounts are certified by the Committee.

Long-Term Incentive Awards

The Committee believes that equity-based long-term incentives are a key component of total compensation for executive officers. As a result, annual stock-based, long-term incentive compensation typically exceeds annual cash compensation. The purpose of long-term incentive awards is to enhance the growth and profitability of St. Jude Medical by providing the incentive of long-term rewards to key employees who are capable of having a significant impact on the performance of the Company and its subsidiaries.

Long-term incentive compensation is provided to executives through stock options and restricted stock. Stock options are granted under the Company’s 2000, 2002 and 2006 Stock Plans, which were approved by shareholders in May of 2000, 2002, and 2006, respectively. Restricted stock is granted under the Company’s 2000 Stock Plan, as amended.

Stock appreciation rights (“SARs”) may also be granted under the Company’s 2006 Stock Plan, but no grants of SARs have been made to executives as of the date of this proxy statement.

The Committee annually reviews the potential dilutive effect of equity award programs from both a share and economic perspective as compared to peer companies.

Stock Option Awards

Stock options are intended to align the interests of key executives and shareholders by placing a portion of the key executives’ compensation at risk, tied to long-term shareholder value creation. Stock options have value only to the extent the price of the Company’s common stock on the date of exercise exceeds the exercise price, which is equal to the fair market value of the stock on the date of grant. Stock options are awarded from time to time consistent with the Company’s objective to provide executive officers and employees with a long-term equity interest in the Company and an opportunity for a greater financial reward if long-term performance is sustained. To encourage a longer-term perspective and to retain our employees, stock options generally cannot be exercised immediately, and generally become exercisable over a four-year period. Stock option grants also enable the Company to attract and retain the services of executives considered essential to the long-term success of the Company.

The number and type of options granted to the Chief Executive Officer is recommended by the Committee and approved annually by the Board of Directors. The number and type of options granted to other Named Executive Officers is recommended by the Chief Executive Officer and approved annually by the Committee. Stock option awards are based upon the peer group and other survey data discussed above, and are consistent with the Company’s 60th percentile objective. Individual grant sizes are also dependent upon the Company’s future business plans and the executive officer’s ability to positively impact those plans, the executive officer’s position and level of responsibility within the Company and an evaluation of the executive officer’s past performance. No pre-assigned weightings are ascribed to any of these factors.

The number of shares subject to each option award granted to the Chief Executive Officer and other Named Executive Officers during fiscal year 2006, as well as the grant date fair values of these awards, is shown in the Grants of Plan-Based Awards table on page 26.

Stock option awards are generally made in December of each year on a date coinciding with a regularly scheduled Board of Directors meeting. This date falls after the release of the Company’s third quarter earnings and prior to end of the Company’s fourth quarter. In certain cases, stock options may be granted to new hires upon commencement of employment with the Company or to existing employees upon promotion to a higher level position. In all cases, the exercise price is equal to the fair market value on the date of grant.

Restricted Stock Awards

We believe restricted shares provide an immediate and direct link to shareholder interests. The timing and number of shares granted are based on the Company’s future business plans and the executive officer’s ability to positively impact those plans. Restricted stock awards are generally made to new executive officers in order to immediately further align their and shareholder interests. Restricted stock awards generally vest over a four-year period. In 2006, no restricted shares were granted to Named Executive Officers.

Perquisites and Other Benefits

The Company provides perquisites and other benefits to its Chief Executive Officer, Chief Financial Officer, and other Named Executive Officers, including health care benefits, dental, vision, disability, and life and supplemental disability insurance coverage. The goal of these programs is to provide appropriate health and welfare benefits. Executive Officers participate in the medical, dental and visions plans that are available to all exempt employees. The Company provides salaried employees whose salary, commission and bonus exceed $150,000 with a death benefit equal to twice the annual salary, commission and bonus of such salaried employees, up to a maximum death benefit of $1,250,000. In addition, the Company pays supplemental disability insurance premiums for some of the Named Executive Officers.

The Company also provides retirement savings plans to employees and in some cases matches a portion of the amount contributed by employees. The Company’s 401(k) plan matches 100% of the first 3% of compensation contributed by employees. Additionally, the Company provides a Management Savings Plan (“MSP”) with additional matching payments for employees, including the Named Executive Officers, whose annual salary, commission and bonus exceed the IRS qualified plan limit. The Company also has a profit sharing plan under which the Company may make contributions to employee retirement accounts based on company financial performance and an employee stock purchase plan that allows employees to purchase stock at a discount to the market price.

In addition to participating in the benefit programs made available to all salaried employees, Named Executive Officers also receive certain perquisites that the Company believes are consistent with perquisites provided to senior executives in similar-sized companies, based on its annual review of available survey data. For 2006, perquisites for the Named Executive Officers included an annual cash perquisite allowance ranging from $24,000 to $26,000 and, for Mr. Coyle, mortgage assistance as a result of relocation for the benefit of the Company.

Additional Executive Compensation Policies

Stock Ownership Guidelines

St. Jude Medical established stock ownership guidelines for all executive officers and Directors in 1995. These guidelines set stock ownership targets which management and Directors are encouraged to achieve. Targeted stock ownership levels range from three times base salary for the Chief Executive Officer to two times base salary for each of the other Named Executive Officers. Stock ownership guidelines for Directors are set at five times the annual retainer for Directors, or $270,000, effective May 16, 2007.

Ownership levels are determined by including stock acquired through open market, option plan or employee stock purchase plan purchases, shares obtained in lieu of earned compensation, shares earned under restricted stock grants as well as the “in the money” value of vested stock options.

As of the date of this proxy statement, all Named Executive Officers have met their ownership guidelines.

Employment, Termination, Change of Control and Indemnification Agreements

Currently, none of the Named Executive Officers are covered by a written employment agreement. (See page 30 for a discussion of the employment agreement of our Chief Executive Officer that expired on January 31, 2006.)

The Company has entered into change of control severance agreements (the “Severance Agreements”) with 21 of its senior executives, including the Named Executive Officers. (See page 31 for a discussion of the Severance Agreements.)

Each of our executive officers is a party to an indemnification agreement with the Company. (See page 32 for a discussion of these agreements.)

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation, provided it is paid pursuant to a plan that has been approved by shareholders, the performance goals are objective and determined by a committee of the board of directors which is comprised solely of two or more outside directors (as the Committee is), and the compensation is paid only after the committee certifies that the performance goals and any other material terms were in fact satisfied.

All awards to the Named Executive Officers made for fiscal 2006 under the Company’s short- and long-term incentive plans qualify as performance-based compensation under Section 162(m), and therefore are excluded from the $1,000,000 cap on compensation for deductibility purposes.

It is the Committee’s intention to use incentive compensation as a substantial component of the Company’s executive compensation program and to attempt to structure incentive compensation so that the Company will not lose deductions under Section 162(m). While the Committee intends to continue to provide compensation opportunities to its executives in as tax-efficient a manner as possible, it recognizes that from time to time it may be in the best interests of shareholders to provide non-deductible compensation.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis prepared by management. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis prepared by management be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

Wendy L. Yarno, Chairperson

Stuart M. Essig

David A. Thompson

Summary Compensation Table

The following table shows the cash and non-cash compensation for the last fiscal year awarded to or earned by the Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)		Non- Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)

Daniel J. Starks	2006	975,000	3,744,342	(4)	1,009,125	63,180	(5)	5,791,647
Chairman, President and
Chief Executive Officer

John C. Heinmiller	2006	580,000	1,520,634		500,250	66,560	(6)	2,667,444
Executive Vice President and
Chief Financial Officer

Michael T. Rousseau	2006	475,000	1,497,615		106,875	61,180	(7)	2,140,670
President, U.S. Division

Michael J. Coyle	2006	475,000	1,490,635		278,944	64,726	(8)	2,309,305
President, Cardiac Rhythm
Management Division

Joseph H. McCullough	2006	450,000	1,218,222		302,400	61,180	(9)	2,031,802
President, International Division

Footnotes

(1)	Includes amounts deferred at the discretion of the executive officer pursuant to our 401(k) plan and our Management Savings Plan.
(2)

The amounts in this column are calculated based on FAS 123(R) and equal the financial statement compensation cost for stock option awards as recognized in our consolidated statement of earnings for the fiscal year 2006. The compensation cost is based on the fair value of the stock option grants as estimated using the Black-Scholes option pricing model. The assumptions used to estimate fair value are discussed in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2006.

(3)

We award bonuses to the Named Executive Officers solely based on our achievement of certain performance targets. Accordingly, bonus amounts are reported in the Non-Equity Incentive Plan Compensation column. The amounts in this column relate to awards grants under our MICP. The MICP and these awards are described above under the heading “Compensation Discussion and Analysis” above.

(4)

This amount is compensation cost for option grants made to Mr. Starks in years prior to 2006. At its December 2006 meeting, the Board of Directors determined to grant Mr. Starks a stock option for 300,000 shares. Mr. Starks declined to accept this grant.

(5)

Consists of retirement plan contributions of $36,100, a perquisite allowance of $26,000, and the incremental cost of life insurance premiums paid by the Company for coverage in excess of that purchased by the Company for salaried employees generally. In 2006, the Company purchased life insurance for salaried employees generally providing a death benefit equal to the lesser of $250,000 or twice the annual salary, commission and bonus of such salaried employees. For employees whose annual salary, commission and bonus exceeded $150,000, the Company purchased life insurance providing a death benefit equal to the lesser of $1,250,000 or twice the annual salary, commission and bonus of such salaried employees. As of December 31, 2006, Mr. Starks declined coverage under this program and therefore no longer receives a life insurance benefit from the Company.

(6)

Consists of retirement plan contributions of $36,100, a perquisite allowance, the cost of medical exam reimbursement under the St. Jude Medical, Inc. Executive Physical Program, the cost of supplemental disability insurance premiums paid by the Company and the incremental cost of life insurance premiums paid by the Company for coverage in excess of that purchased by the Company for salaried employees generally.

(7)

Consists of retirement plan contributions of $36,100, a perquisite allowance and the incremental cost of life insurance premiums paid by the Company for coverage in excess of that purchased by the Company for salaried employees generally.

(8)

Consists of retirement plan contributions of $36,100, a perquisite allowance, mortgage assistance as a result of relocation for the benefit of the Company, the cost of supplemental disability insurance premiums paid by the Company and the incremental cost of life insurance premiums paid by the Company for coverage in excess of that purchased by the Company for salaried employees generally.

(9)

Consists of retirement plan contributions of $36,100, a perquisite allowance and the incremental cost of life insurance premiums paid by the Company for coverage in excess of that purchased by the Company for salaried employees generally.

Grants of Plan-Based Awards

The following table summarizes the 2006 grants of equity and non-equity incentive plan-based awards to the Named Executive Officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options (#)(2)		Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards($)

Daniel J. Starks	12/13/05	702,000	1,170,000	2,340,000
	12/12/06				0	(3)	N/A	0

John C. Heinmiller	12/13/05	348,000	580,000	1,160,000
	12/12/06				150,000	(4)	38.00	1,863,000

Michael T. Rousseau	12/13/05	285,000	475,000	950,000
	12/12/06				106,000	(4)	38.00	1,316,520
	12/12/06				24,000	(5)	38.00	261,360

Michael J. Coyle	12/13/05	247,950	413,250	826,500
	12/12/06				106,000	(4)	38.00	1,316,520
	12/12/06				10,000	(5)	38.00	108,900

Joseph H. McCullough	12/13/05	189,000	315,000	630,000
	12/12/06				106,000	(4)	38.00	1,316,520

Footnotes

(1)

Actual amounts paid under our MICP based on our 2006 performance are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The performance objectives and target opportunities for awards under our MICP for each year are typically set at the Board of Directors and Compensation Committee meetings held in the December preceding the year for which performance is to be measured. For example, on December 13, 2005, the Board of Directors and Compensation Committee set the performance targets for fiscal year 2006. The performance targets are described in “Compensation Discussion and Analysis” above.

(2)	All grants were made under the St. Jude Medical 2006 Stock Plan.
(3)	At its December 2006 meeting, the Board of Directors determined to grant Mr. Starks a stock option for 300,000 shares. Mr. Starks declined to accept this grant.
(4)

These options vest in equal installments on each of the first four anniversary dates of the date of grant, subject to acceleration upon a change in control, and expire on the eight year anniversary of the date of grant.

(5)

These options vest in equal installments on each of the first two anniversary dates of the date of grant, subject to acceleration upon a change in control, and expire on the eight year anniversary of the date of grant.

(6)	The assumptions used to estimate fair value are discussed in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the unexercised options held at the end of fiscal year 2006 by the Named Executive Officers.

	Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Daniel J. Starks	80,000	(1)	-0-	6.77	10/13/2009
	500,000	(2)	-0-	13.14	12/13/2008
	800,000	(3)	-0-	13.14	12/13/2008
	600,000	(4)	-0-	19.73	02/15/2010
	300,000	(5)	100,000	24.83	04/15/2011
	160,000	(6)	160,000	39.18	04/23/2012
	-0-	(7)	200,000	39.18	04/23/2012
	54,000	(8)	162,000	51.91	12/13/2013

John C. Heinmiller	155,000	(9)	-0-	13.14	12/13/2008
	210,000	(10)	-0-	18.26	12/10/2009
	160,000	(11)	-0-	17.36	12/09/2010
	120,000	(12)	40,000	30.95	12/08/2011
	60,000	(13)	60,000	41.84	12/14/2012
	27,000	(14)	81,000	51.91	12/13/2013
	-0-	(8)	150,000	38.00	12/12/2014

Michael T. Rousseau	50,000	(15)	-0-	15.43	06/28/2009
	400,000	(16)	-0-	15.43	06/28/2009
	165,000	(10)	-0-	18.26	12/10/2009
	180,000	(11)	-0-	17.36	12/09/2010
	112,500	(12)	37,500	30.95	12/08/2011
	60,000	(13)	60,000	41.84	12/14/2012
	26,500	(8)	79,500	51.91	12/13/2013
	-0-	(14)	106,000	38.00	12/12/2014
	-0-	(17)	24,00	38.00	12/12/2014

Michael J. Coyle	140,000	(1)	-0-	6.77	10/13/2009
	140,000	(18)	-0-	13.14	12/13/2008
	260,000	(18)	-0-	13.14	12/13/2008
	220,000	(10)	-0-	18.26	12/10/2009
	170,000	(11)	-0-	17.36	12/09/2010
	112,500	(12)	37,500	30.95	12/08/2011
	60,000	(13)	60,000	41.84	12/14/2012
	26,500	(8)	79,500	51.91	12/13/2013
	-0-	(14)	106,000	38.00	12/12/2014
	-0-	(17)	10,000	38.00	12/12/2014

	Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Joseph H. McCullough	16,500	(9)	-0-	13.14	12/13/2008
	50,000	(15)	-0-	15.43	06/28/2009
	70,000	(10)	-0-	18.26	12/10/2009
	100,000	(11)	-0-	17.36	12/09/2010
	75,000	(12)	25,000	30.95	12/08/2011
	38,000	(13)	38,000	41.84	12/14/2012
	5,000	(19)	15,000	39.45	02/08/2013
	23,500	(8)	70,500	51.91	12/13/2013
	-0-	(14)	106,00	38.00	12/12/2014

Footnotes

(1)	Granted on October 13, 1999; these options vest 25% on each of the first four anniversary dates of the date of grant.
(2)	Granted on December 13, 2000; these options vest 20% on each of the first five anniversary dates of the date of grant.
(3)	Granted on December 13, 2000; these options vest 100% on December 31, 2003.
(4)	Granted on February 15, 2002; these options vest 25% on each of the first four anniversary dates of the date of grant.
(5)	Granted on April 15, 2003; these options vest 25% on each of the first four anniversary dates of the date of grant.
(6)	Granted on April 23, 2004; these options vest 25% on each of the first four anniversary dates of the date of grant.
(7)	Granted on April 23, 2004; these options vest 100% on April 23, 2007.
(8)	Granted on December 13, 2005; these options vest 25% on each of the first four anniversary dates of the date of grant.
(9)	Granted on December 13, 2000; these options vest 25% on each of the first four anniversary dates of the date of grant.
(10)	Granted on December 10, 2001; these options vest 25% on each of the first four anniversary dates of the date of grant.
(11)	Granted on December 9, 2002; these options vest 25% on each of the first four anniversary dates of the date of grant.
(12)	Granted on December 8, 2003; these options vest 25% on each of the first four anniversary dates of the date of grant.
(13)	Granted on December 14, 2004; these options vest 25% on each of the first four anniversary dates of the date of grant.
(14)	Granted on December 12, 2006; these options vest 25% on each of the first four anniversary dates of the date of grant.
(15)	Granted on June 28, 2001; these options vest 25% on each of the first four anniversary dates of the date of grant.
(16)	Granted on June 28, 2001; these options vest 100% on June 28, 2005.
(17)	Granted on December 12, 2006; these options vest 50% on each of the first two anniversary dates of the date of grant.
(18)	Granted on December 13, 2000; these options vest 25% on each of the first four anniversary dates of the date of grant.
(19)	Granted on February 8, 2005; these options vest 25% on each of the first four anniversary dates of the date of grant.

Option Exercises

The following table summarizes information with respect to stock option awards exercised during fiscal year 2006 by each of the Named Executive Officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)

Daniel J. Starks	660,000	19,002,543
John C. Heinmiller	-0-	-0-

Michael T. Rousseau	-0-	-0-
Michael J. Coyle	79,000	2,158,620

Joseph H. McCullough	-0-	-0-

Footnotes

(1)	Calculated by subtracting the exercise price per share from the closing market price per share of our common stock on the date of exercise.

Nonqualified Deferred Compensation

The following table shows the executive contributions, Company contributions, earnings and account balances for the Named Executive Officers in the St. Jude Medical Management Savings Plan (the “MSP”), an unfunded, unsecured deferred compensation plan. The MSP allows participants to defer up to 100% of their base pay, MICP bonus, and other bonus and commission compensation. The Company makes matching contributions of 100% of deferrals, up to 3% of the first $100,000 above the Internal Revenue Code plan limit ($220,000 in 2006), and may also make profit sharing contributions to participants’ accounts. Company contributions vest 20% for each year of a participant’s service. Deferred amounts and Company contributions are invested in one or more investment options made available by the Company. Participants may change their investment elections at any time. Each participant’s account is credited with the net returns of the investment funds selected by the participant. Participants generally can elect to make withdrawals of their contributions from the MSP beginning at any time at least two years after the end of the year in which the funds to be withdrawn were initially deferred into the MSP.

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)

Daniel J. Starks	48,750	13,000	47,886	476,589
John C. Heinmiller	58,000	13,000	47,084	363,989

Michael T. Rousseau	714,220	13,000	311,307	3,196,801
Michael J. Coyle	325,594	13,000	194,269	1,847,791

Joseph H. McCullough	45,508	13,000	40,348	393,352

Footnotes

(1)	All of these amounts are included in the amounts reported under the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 24.
(2)	All of these amounts are included in the amounts reported under the “All Other Compensation” column of the Summary Compensation Table on page 24.
(3)

None of these amounts are reported as compensation in the last completed fiscal year because the earnings were attributable to the increase in the value of participants’ investments rather than payments from the Company.

(4)

All executive contributions and Company contributions, but none of the earnings, included in the amounts reported in this column were reported in the Company’s Summary Compensation Table for prior years.

Employment Agreements

The Company has no written employment agreements with the Named Executive Officers. Mr. Starks had an employment agreement with the Company that expired on January 31, 2006. Since that date, Mr. Starks has operated under the compensation arrangement described under “Compensation Discussion and Analysis” above.

In connection with the appointment of Mr. Starks as the Company’s President and Chief Operating Officer in February 2001, the Company entered into an employment agreement with Mr. Starks effective February 1, 2001. The agreement was amended and restated effective as of March 25, 2001, and expired on January 31, 2006. The agreement provided that Mr. Starks would receive an annual salary of at least $500,000, subject to annual review for possible increases by the Board of Directors, and be eligible for a target bonus under the MICP of 100% of base salary. In addition, the agreement provided Mr. Starks with customary benefits provided to Company officers and provided that Mr. Starks would be eligible for the Company’s executive perk package at the level of $26,000. The agreement provided that it could be terminated prior to the expiration of the employment period (1) upon the death or disability of Mr. Starks, (2) at the election of the Company for “Cause” (as defined in the agreement) or (3) upon 90 days written notice by either party. If the Company terminated Mr. Starks without Cause during the term of his agreement and Mr. Starks did not receive the full compensation he was entitled to receive under the change of control severance agreement described below, then the Company would have been required to pay Mr. Starks two times his then current salary and target bonus. The agreement provided that no further compensation would be owed to Mr. Starks if he was terminated by the Company for Cause or if he voluntarily resigned.

Change of Control Agreements

The Company has entered into change of control severance agreements (the “Severance Agreements”) with 21 of its senior executives, including the Named Executive Officers. The Severance Agreements provide for certain payments and other benefits if, following a Change in Control, the Company terminates the executive’s employment without Cause or the executive terminates his or her employment for Good Reason. Such payments and benefits include: (1) severance pay equal to 2.9 times the sum of the executive’s annual salary, target bonus and certain other compensation paid to the executive during the twelve months prior to the termination; (2) three years of life, health and disability insurance substantially similar to that in effect at the time of termination; (3) the payment of legal fees and expenses relating to the termination; (4) the termination of any non-competition arrangement between the Company and the executive; and (5) a gross-up payment for certain excise taxes, if they are imposed on such payments or benefits and for any tax imposed on such gross-up payment. Under the Severance Agreements, “Cause” is defined as a conviction for felony criminal conduct; “Good Reason” is defined to include a change in the executive’s responsibility or status, a reduction in salary or benefits or a mandatory relocation; and “Change in Control” is defined to include a change in control of the type required to be disclosed under SEC proxy rules, acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of the Company’s Board of Directors or another event the majority of the Continuing Directors determines to be a change in control.

As described above, a Change in Control does not automatically trigger payment but rather provides for payment upon an involuntary termination of the executive’s employment or a diminishment in the executive’s duties or compensation as a result of the Change in Control. The Company has selected this “double trigger” approach because it protects the covered executives from the possibility of a termination of their employment following a Change in Control while at the same time providing for payment only if such a termination of employment actually occurs.

Potential Payments Upon Termination or Change in Control

As described above, the Named Executive Officers do not have employment agreements with the Company, but do have Severance Agreements with the Company. The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if a Named Executive Officer’s employment had terminated on December 29, 2006, given the Named Executive Officer’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) plan, disability benefits and accrued vacation pay. Because it is unlikely that any of the Named Executive Officers would be affected by a layoff, the information below does not reflect benefits that may be available in such situations under company plans and arrangements.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

Equity awards. If one of the Named Executive Officers were to die or become disabled, any exercisable stock options would remain exercisable for one year following the date of death or disability. All unexerciseable stock options would immediately be cancelled.

Deferred compensation. Each of the Named Executive Officers participates in our MSP, which permits the deferral of base salary and incentive compensation. The last column of the Nonqualified Deferred Compensation Table on page 30 reports each Named Executive Officer’s aggregate balance at December 30, 2006, under the MSP. The Named Executive Officers are entitled to receive the amount in their deferred compensation account in the event of termination of employment, subject to any claims of creditors in the event of a Company insolvency. Until distribution, the account balances continue to be credited with increases or decreases reflecting changes in the value of the investment funds in which the deferred compensation has been placed.

Life insurance benefits. For a description of the supplemental life insurance plan that provides coverage to the Named Executive Officers, see footnote 5 to the Summary Compensation Table on page 24. If a Named Executive Officer had died on December 29, 2006, their survivors would have received $1,250,000 under this arrangement.

Severance Payments. In the event that a Change in Control of the Company (as defined under the Severance Agreements) had occurred on December 29, 2006, no payments would have been due to the Named Executive Officers unless they were also terminated without Cause or they terminated their employment for Good Reason (as those terms are defined under the Severance Agreements). The “in the money” value of options for which vesting would have accelerated on that date, regardless of whether their employment were terminated, is as follows for each of the Named Executive Officers: Mr. Starks, $1,173,500; Mr. Heinmiller, $224,400; Mr. Rousseau, $210,375; Mr. Coyle, $210,375; and Mr. McCullough, $140,250.

In the event that a Change in Control had occurred on December 29, 2006 and each of the Named Executive Officers had been terminated without Cause or had terminated their employment for Good Reason on that date, severance payments to each of them would have been made as follows: Mr. Starks, $6,295,900 in salary, bonus and perk-related payments and $37,601 in health care benefits; Mr. Heinmiller, $3,433,600 in salary, bonus and perk-related payments and $41,238 in health care benefits; Mr. Rousseau, $2,824,600 in salary, bonus and perk-related payments and $37,522 in health care benefits; Mr. Coyle, $2,645,525 in salary, bonus and perk-related payments and $37,522 in health care benefits; and Mr. McCullough, $2,288,100 in salary, bonus and perk-related payments and $26,723 in health care benefits. The salary, bonus and perk-related payments would have been made in lump sums, and the health care benefits would have been provided over three years following termination. No gross-up payments would have been due in connection with the Change in Control.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its Directors and executive officers which provide for indemnification against certain costs incurred by each Director and executive officer made or threatened to be made a party to a proceeding because of his or her official capacity as a Director or executive officer. The indemnification agreements, together with the Company’s bylaws, provide for indemnification to the fullest extent permitted by Minnesota law.

PROPOSAL TO APPROVE THE ST. JUDE MEDICAL, INC.

2007 STOCK INCENTIVE PLAN

Reasons for Approval

On February 23, 2007, the Board of Directors adopted, subject to shareholder approval, the St. Jude Medical, Inc. 2007 Stock Incentive Plan (the “2007 Stock Incentive Plan”). The purpose of the 2007 Stock Incentive Plan is to promote the interests of St. Jude Medical and our shareholders by aiding us in attracting and retaining employees, officers, consultants, advisors and non-employee Directors who we expect will contribute to our success and to enable these individuals to participate in our long-term success and growth by giving them a proprietary interest in St. Jude Medical.

The 2007 Stock Incentive Plan authorizes the grant of stock options and other forms of stock-based compensation. The Board of Directors believes that stock options have been, and that stock options and other forms of stock-based compensation will be, a very important factor in attracting and retaining experienced and talented employees and non-employee Directors who can contribute significantly to the management, growth and profitability of our business. Additionally, the Board of Directors believes that stock-based compensation aligns the interests of our management and non-employee Directors with the interests of our shareholders. The availability of stock-based compensation not only increases employees’ focus on the creation of shareholder value, but also enhances employee retention and generally provides increased motivation for our employees to contribute to the future success of St. Jude Medical.

We currently award stock options under the St. Jude Medical, Inc. 1997 Stock Option Plan, the St. Jude Medical, Inc. 2000 Stock Plan, as amended, the St. Jude Medical, Inc. 2002 Stock Plan, as amended, and the St. Jude Medical, Inc. 2006 Stock Plan (collectively, the “Existing Stock Plans”), and shares of restricted stock under the St. Jude Medical, Inc. 2000 Stock Plan, as amended, and may award stock appreciation rights under the St. Jude Medical, Inc. 2006 Stock Plan. As of March 19, 2007, 112,479 shares remained available for future awards under the St. Jude Medical, Inc. 1997 Stock Option Plan, 257,977 shares remained available for future awards under the St. Jude Medical, Inc. 2000 Stock Plan, as amended (including up to 108,439 shares of restricted stock), 445,566 shares remained available for future awards under the St. Jude Medical, Inc. 2002 Stock Plan, as amended, and 2,276,970 shares remained available for future awards under the St. Jude Medical, Inc. 2006 Stock Plan. The 2007 Stock Incentive Plan will not impact the Existing Stock Plans.

We also issue shares of common stock to employees under the St. Jude Medical, Inc. 2000 Employee Stock Purchase Savings Plan, as amended. As of March 19, 2007, 789,081 shares remained available for future awards under the St. Jude Medical, Inc. 2000 Employee Stock Purchase Savings Plan, as amended. See “Proposal to Approve the St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan.”

The Board of Directors believes that the 2007 Stock Incentive Plan, which permits more types of awards and permits awards with more flexible terms than the Existing Stock Plans, will allow us to better align incentive compensation with increases in shareholder value. The flexibility of the 2007 Stock Incentive Plan in types and specific terms of awards will allow future awards to be based on then-current objectives for aligning compensation with shareholder value. Shareholder approval of the 2007 Stock Incentive Plan will permit us to award short-term and long-term incentives that achieve these goals.

The following is a summary of the material terms of the 2007 Stock Incentive Plan and is qualified in its entirety by reference to the 2007 Stock Incentive Plan. A copy of the 2007 Stock Incentive Plan is attached as Appendix A to this proxy statement.

Administration

The Compensation Committee will administer the 2007 Stock Incentive Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2007 Stock Incentive Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the 2007 Stock Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the 2007 Stock Incentive Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the 2007 Stock Incentive Plan and establish rules and regulations for the administration of the 2007 Stock Incentive Plan.

The Compensation Committee may delegate its powers under the 2007 Stock Incentive Plan to one or more Directors (including a Director who is also one of our officers), except that the Compensation Committee may not delegate its powers to grant awards to executive officers or Directors who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Internal Revenue Code. The Board of Directors may also exercise the powers of the Compensation Committee at any time, so long as its actions would not violate Section 162(m) of the Internal Revenue Code.

Eligible Participants

Any employee, officer, consultant, advisor or non-employee Director providing services to us or any of our affiliates, who is selected by the Compensation Committee or its delegate, is eligible to receive an award under the 2007 Stock Incentive Plan. As of March 19, 2007, approximately 2,000 employees, officers, consultants, advisors and Directors were eligible as a class to be selected by the Compensation Committee to receive awards under the 2007 Stock Incentive Plan.

Shares Available For Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2007 Stock Incentive Plan will be 5,000,000. No person may be granted under the 2007 Stock Incentive Plan in any calendar year options, stock appreciation rights or any other awards, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, of more than 500,000 shares in the aggregate.

The Compensation Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2007 Stock Incentive Plan.

Accounting for Awards

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the 2007 Stock Incentive Plan as follows:

•      With respect to stock options and stock appreciation rights, the number of shares available for awards will be reduced by one share for each share covered by such award or to which the award relates.

•      With respect to any awards other than stock options and stock appreciation rights, the number of shares available for awards will be reduced by three shares for each share covered by such award or to which such award relates.

•      For stock appreciation rights settled in shares upon exercise, the aggregate number of shares with respect to which the stock appreciation right is exercised, rather than the number of shares actually issued upon exercise, will be counted against the number of shares available for awards under the 2007 Stock Incentive Plan.

•      Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash will not be counted against the aggregate number of shares available for awards under the 2007 Stock Incentive Plan.

If any shares covered by an award or to which an award relates are not purchased or are forfeited or are reacquired by us (including shares of restricted stock, whether or not dividends have been paid on such shares), or if an award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted pursuant to the 2007 Stock Incentive Plan against the aggregate number of shares available under the 2007 Stock Incentive Plan with respect to such award, to the extent of any such forfeiture, reacquisition, termination or cancellation, will again be available for granting awards under the 2007 Stock Incentive Plan. Shares that are withheld in full or partial payment of the purchase or exercise price of an award or in connection with the satisfaction of tax obligations relating to an award will not be available again for granting awards under the 2007 Stock Incentive Plan.

Types of Awards and Terms and Conditions

The 2007 Stock Incentive Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	dividend equivalents;

•	performance awards of cash, stock or property;

•	stock awards; and

•	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2007 Stock Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities or property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such option or SAR except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by us. Determinations of fair market value under the 2007 Stock Incentive Plan will be made in accordance with methods and procedures established by the Compensation Committee. The term of awards may not be longer than 10 years from the date of grant, except that the term of each option and SAR may not be longer than 8 years from the date of grant. Awards will be adjusted by the Compensation Committee in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2007 Stock Incentive Plan.

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or, at the discretion of the Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.

Stock Appreciation Rights. The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Compensation Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. The Compensation Committee may permit accelerated vesting in the case of a participant’s death, disability or retirement, or a change in control of St. Jude Medical. If the participant’s employment or service as a Director terminates during the vesting period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the Compensation Committee determines that it would be in our best interest to waive the remaining restrictions.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our shareholders, with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not grant dividend equivalents in connection with grants of options or SARs.

Performance Awards. The Compensation Committee may grant awards under the 2007 Stock Incentive Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. A performance award may be payable in cash or stock and will be conditioned solely upon the achievement of one or more objective performance goals established by the Compensation Committee in compliance with Section 162(m) of the Internal Revenue Code. The Compensation Committee must determine the length of the performance period, establish the performance goals for the performance period, and determine the amounts of the performance awards for each participant no later than 90 days after the beginning of each performance period according to the requirements of Section 162(m) of the Internal Revenue Code.

Performance goals must be based solely on one or more of the following business criteria, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures. The Compensation Committee may establish rules during the first 90 days of a performance period to permit the Compensation Committee to adjust any evaluation of the performance under the applicable goals to exclude the effect of certain events, including asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

Under the 2007 Stock Incentive Plan, the Compensation Committee is required to certify that the applicable performance goals have been met prior to payment of any performance awards to participants. The maximum amount that may be paid with respect to performance awards to any participant in the aggregate in any calendar year is $3,500,000 in value, whether payable in cash, stock or other property.

Stock Awards. The Compensation Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2007 Stock Incentive Plan.

Other Stock-Based Awards. The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2007 Stock Incentive Plan.

Duration, Termination and Amendment

Unless discontinued or terminated by the Board of Directors, the 2007 Stock Incentive Plan will expire on May 15, 2017. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2007 Stock Incentive Plan prior to expiration may extend beyond the expiration of the 2007 Stock Incentive Plan through the award’s normal expiration date.

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2007 Stock Incentive Plan at any time, although shareholder approval must be obtained for any amendment to the 2007 Stock Incentive Plan that would increase the number of shares of our common stock available under the 2007 Stock Incentive Plan, increase the award limits under the 2007 Stock Incentive Plan, permit awards of options or SARs at a price less than fair market value, permit repricing of options or SARs, or cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the 2007 Stock Incentive Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the SEC, the NYSE or any other securities exchange that are applicable to us.

Prohibition on Repricing Awards

Without the approval of our shareholders, the Compensation Committee will not reprice, adjust or amend the exercise price of any options or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2007 Stock Incentive Plan.

Transferability of Awards

Awards under the 2007 Stock Incentive Plan may be transferred by will or by the laws of descent and distribution and, under such circumstances as the Compensation Committee approves in any award agreement, to members of a participant’s family.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs. As to other awards granted under the 2007 Stock Incentive Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal

Revenue Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the 2007 Stock Incentive Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2007 Stock Incentive Plan.

Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation. Under the 2007 Stock Incentive Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal, state or local tax obligations.

Section 409A of the Internal Revenue Code. The Compensation Committee will administer and interpret the 2007 Stock Incentive Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the 2007 Stock Incentive Plan or any award agreement would result in such adverse consequences, the Compensation Committee may amend that provision or take other necessary action to avoid any adverse tax results and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the 2007 Stock Incentive Plan.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2007 Stock Incentive Plan that were subject to shareholder approval. In addition, the Compensation Committee in its sole discretion will determine the number and types of awards that will be granted under the 2007 Stock Incentive Plan. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2007 Stock Incentive Plan is approved by our shareholders. The closing price of a share of our common stock, as reported on the NYSE on March 19, 2007, was $37.81.

Equity Compensation Plan Information

The following table summarizes information regarding our equity compensation plans in effect as of December 30, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)

Stock option plans approved by shareholders (1)(2)	45,221,238	$25.42	2,772,308	(3)

St. Jude Medical, Inc. 2000 Employee Stock Purchase Savings Plan, as amended, approved by shareholders	—	—	789,253

All equity compensation plans approved by shareholders	45,221,238	$25.42	3,561,561

Equity compensation plans not approved by shareholders (4)	—	—	—

Total	45,221,238	$25.42	3,561,561

Footnotes

(1)

Includes the St. Jude Medical, Inc. 1994 Stock Option Plan, the St. Jude Medical, Inc. 1997 Stock Option Plan, the St. Jude Medical, Inc. 2000 Stock Plan, as amended, the St. Jude Medical, Inc. 2002 Stock Plan, as amended, and the St. Jude Medical, Inc. 2006 Stock Plan.

(2)

As of March 19, 2007, the number of shares to be issued upon exercise of outstanding options, warrants and rights was 41,977,729, the weighted-average exercise price of outstanding options, warrants and rights was $26.25 and the remaining weighted average term was 4.3 years. The number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) was 3,092,992, of which no more than 108,439 shares can be issued as awards other than stock options. This total does not include shares available under the St. Jude Medical, Inc. 2000 Employee Stock Purchase Savings Plan, as amended.

(3)	The shares available for future issuance as of December 30, 2006 included 108,439 shares available for restricted stock grants under the St. Jude Medical, Inc. 2000 Stock Plan, as amended.
(4)

Excludes 681,372 shares underlying stock options and 201,774 shares of restricted stock assumed by us in connection with our acquisition of Advanced Neuromodulation Systems, Inc. which were originally granted pursuant to the following plans of Advanced Neuromodulation Systems, Inc.: the Quest Medical, Inc. 1995 Stock Option Plan, the Quest Medical, Inc. 1998 Stock Option Plan, the Advanced Neuromodulation Systems, Inc. 2000 Stock Option Plan, the Advanced Neuromodulation Systems, Inc. 2001 Employee Stock Option Plan, the Advanced Neuromodulation Systems, Inc. 2002 Stock Option Plan and the Advanced Neuromodulation Systems, Inc. 2004 Stock Incentive Plan. Such options have a weighted-average exercise price of $24.40 and an average remaining term of approximately 6.9 years. The options and restricted stock are administered pursuant to the terms of the plan under which they were originally granted. No future options or shares of restricted stock will be granted under these acquired plans.

The Board of Directors recommends a vote FOR approval

of the 2007 Stock Incentive Plan.

PROPOSAL TO APPROVE THE ST. JUDE MEDICAL, INC. 2007
EMPLOYEE STOCK PURCHASE PLAN

Reasons for Approval

On February 23, 2007, the Board of Directors adopted, subject to shareholder approval, the St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan (the “2007 Stock Purchase Plan”). The purpose of the 2007 Stock Purchase Plan is to provide employees of St. Jude Medical and certain of our subsidiaries with an opportunity to share in the ownership of St. Jude Medical by providing them with a convenient and cost-effective means to purchase our common stock to provide a stronger incentive to work for the continued success of St. Jude Medical. The 2007 Stock Purchase Plan will also enhance our ability to obtain and retain the services of employees. Approximately 85% of the shares to be issued under the 2007 Stock Purchase Plan will be issued to participants residing in the U.S. and Puerto Rico under the portion of the plan that is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. The remaining shares may be issued to international participants under the portion of the 2007 Stock Purchase Plan that provides for the issuance of shares to employees who work or reside in other countries, primarily in Europe, subject to terms and conditions that may be established by the Compensation Committee. The international portion of the 2007 Stock Purchase Plan is not subject to the provisions of Section 423 of the Internal Revenue Code.

We currently maintain the St. Jude Medical, Inc. 2000 Employee Stock Purchase Savings Plan, as amended (the “2000 Stock Purchase Plan”). As of March 19, 2007, 789,081 shares remained available for issuance under the 2000 Stock Purchase Plan, the majority of which are expected to be issued at the end of the current contribution period on July 31, 2007. If the 2007 Stock Purchase Plan is approved by our shareholders, no additional shares will be issued under the 2000 Stock Purchase Plan after the conclusion of the current contribution period.

The following is a summary of the material terms of the 2007 Stock Purchase Plan and is qualified in its entirety by reference to the 2007 Stock Purchase Plan. A copy of the 2007 Stock Purchase Plan is attached as Appendix B to this proxy statement. Some of the terms summarized below do not apply to the international portion of the 2007 Stock Purchase Plan.

Administration

The Compensation Committee will administer the 2007 Stock Purchase Plan. It will have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the 2007 Stock Purchase Plan and not inconsistent with the 2007 Stock Purchase Plan, to construe and interpret the 2007 Stock Purchase Plan, and to make all other determinations necessary or advisable for the administration of the 2007 Stock Purchase Plan. The Compensation Committee may delegate ministerial duties to our employees, outside entities and outside professionals as the Compensation Committee so determines. The Board of Directors may exercise the Compensation Committee’s powers and duties under the 2007 Stock Purchase Plan.

Share Purchases

Participation in the 2007 Stock Purchase Plan is voluntary. The 2007 Stock Purchase Plan permits shares of our common stock to be sold to participating employees on the last calendar day of any contribution period at a price not less than the lesser of (1) 85% of the fair market value of our common stock on the first calendar day of the contribution period or (2) 85% of the fair market value of our common stock on the last calendar day of each contribution period.

Unless otherwise determined by the Board of Directors, each one-year period is a contribution period under the 2007 Stock Purchase Plan. The Board of Directors may, in its discretion and with prior notice, change the duration and/or frequency of contribution periods from time to time, provided that in no event will a contribution period be greater than 27 months. The first contribution period under the 2007 Stock Purchase Plan will commence on August 1, 2007 and end on July 31, 2008.

Eligible Participants

Each of our employees, and each employee of our subsidiaries designated by the Compensation Committee, are eligible to participate in the 2007 Stock Purchase Plan, provided that:

•      The employee’s customary employment is at least 20 hours per week and is more than five months per year;

•      The employee has been continuously employed by us or a designated subsidiary for at least 30 days prior to the start of the next available contribution period; and

•      Immediately after the grant of the share purchase rights under the 2007 Stock Purchase Plan, the employee would not own shares (including shares which such employee may purchase under the 2007 Stock Purchase Plan or under outstanding share purchase rights) having 5% or more of the total combined voting power or value of all classes of our capital stock or of any subsidiary.

The Compensation Committee also has the power and authority to allow any of our employees who work or reside outside of the United States to participate in the international portion of the 2007 Stock Purchase Plan in accordance with such special terms and conditions as the Compensation Committee may establish from time to time.

As of March 19, 2007, approximately 10,500 employees were eligible as a class to participate in the 2007 Stock Purchase Plan.

Number of Shares

The aggregate number of shares of our common stock that are available for purchase under the 2007 Stock Purchase Plan is 5,000,000 shares. The number of shares of common stock available for purchase under the 2007 Stock Purchase Plan, as well as the price per share of our common stock covered by share purchase rights that have not been exercised, are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock (including any such change in the number of shares effected in connection with a change in domicile of St. Jude Medical), reorganization, recapitalization, rights offering or other increase or reduction of our outstanding common stock, and in the event that St. Jude Medical is consolidated with or merged into any other corporation.

No participant may purchase (1) shares having a fair market value (determined at the beginning of each contribution period) exceeding $25,000 under the 2007 Stock Purchase Plan and all other employee stock purchase plans (if any) for any calendar year or (2) more than 2,000 shares under the 2007 Stock Purchase Plan for any calendar year.

Terms and Conditions

Participating employees may direct us to make payroll deductions for each payroll paid during the contribution period in full dollar amounts not less than $5 and not more than 10% (or such other maximum as may be established by the Board of Directors) of such participant’s regular straight time earnings, commissions and commission-based sales bonuses (excluding payments, if any, for overtime, incentive compensation, incentive payments, premiums, bonuses (including bonuses paid under our Management Incentive Compensation Plan) and any other special compensation) on each payroll paid during the contribution period. A participant may decrease the amount of his or her contributions once during a contribution period by following the proper administrative procedures. A participant may not increase the amount of his or her contributions during a contribution period.

Participating employees, other than employees who are executive officers under Section 16 of the Exchange Act, may withdraw from the 2007 Stock Purchase Plan at least 30 days prior to the end of a contribution period and be paid in cash, with interest, all contributions in their contribution accounts. Participants who withdraw from the 2007 Stock Purchase Plan will not be permitted to re-enroll in the 2007 Stock Purchase Plan until the next contribution period. Upon a participant’s termination of employment with St. Jude Medical or a designated subsidiary for any reason, including the death or retirement of the participant, the participant’s participation in the 2007 Stock Purchase Plan will cease and the participant, or the participant’s beneficiary or estate, as the case may be, will be paid in cash, with interest, all contributions in the participant’s contribution account. In any situation where the 2007 Stock Purchase Plan provides for the payment of interest on a participant’s contributions, the interest rate will be determined by the Compensation Committee and disclosed to the participants.

Participants have no interest or voting rights in shares of our common stock covered by share purchase rights until such rights have been exercised.

Duration, Termination and Amendment

Unless earlier terminated by the Board of Directors, the 2007 Stock Purchase Plan will continue in effect until all of the shares of common stock issuable under the 2007 Stock Purchase Plan have been exhausted. The 2007 Stock Purchase Plan permits the Board of Directors to amend or terminate the 2007 Stock Purchase Plan at any time, except that:

•      No amendment to the 2007 Stock Purchase Plan may make any change in any share purchase rights previously granted that adversely affects the rights of any participant, except as otherwise provided in the 2007 Stock Purchase Plan; and

•      Prior shareholder approval will be required for any amendment to the 2007 Stock Purchase Plan to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Internal Revenue Code or the requirements of the NYSE or any securities exchange that are applicable to us.

Transferability of Contributions and Purchase Rights

During a participant’s lifetime, a participant’s share purchase rights under the 2007 Stock Purchase Plan are exercisable only by the participant. Neither contributions credited to a participant’s account nor any rights with regard to the exercise of share purchase rights or the right to receive shares under the 2007 Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (except as otherwise set forth in the 2007 Stock Purchase Plan in the event of the participant’s death) by the participant.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of the share purchase rights that may be granted under the 2007 Stock Purchase Plan based upon federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

The 2007 Stock Purchase Plan, and the right of participants to make purchases of our common stock pursuant to the 2007 Stock Purchase Plan, are intended to be eligible for the favorable tax treatment provided by Sections 421 and 423 of the Internal Revenue Code. The amounts of payroll deductions under the 2007 Stock Purchase Plan will be taxable to a participant as compensation for the year in which such amounts otherwise would have been paid to the participant. A participant will realize no income upon the grant of the share purchase rights or upon the purchase of common stock under the 2007 Stock Purchase Plan, and we will not be entitled to any deduction at the time of grant of the rights or purchase of the shares. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2007 Stock Purchase Plan.

The amount of a participant’s tax liability upon disposition of the shares acquired will depend on whether or not the participant satisfies the prescribed holding period as summarized below. If the participant holds the shares purchased for the prescribed holding period of two years from the grant of the share purchase right and one year from the purchase date, then upon disposition of shares we will receive no deduction and the participant will recognize:

•      ordinary income on the lesser of the participant’s gain on the sale or the purchase price discount under the 2007 Stock Purchase Plan, applied to the fair market value of the shares at the first day of the contribution period; and

•      long-term capital gain (or loss) on the difference between the sale price and the sum of the purchase price and any ordinary income recognized on the disposition.

However, consequences for both us and the participant would differ if the participant did not satisfy the prescribed holding period described above. In the event that the shares are sold or disposed of (including by way of gift) before the expiration of the prescribed holding periods, the excess of the fair market value of the shares on the date such shares are purchased over the purchase price of such shares will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will be treated as long-term capital gain if the shares have been held more than one year. Even if the shares are sold for less than their fair market value on the date the shares are purchased, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of purchase. We ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant.

New Plan Benefits

Because the amount of future benefits under the 2007 Stock Purchase Plan will depend on participant elections and the fair market value of our common stock, it is not possible to determine the benefits that will be received by eligible participants if the 2007 Stock Purchase Plan is approved by our shareholders. During fiscal 2006, all participating employees as a group (3,664 persons) purchased 479,868 shares of our common stock under the St. Jude Medical, Inc. 2000 Employee Stock Purchase Savings Plan, as amended, at the weighted average purchase price per share of $31.37. The closing price of a share of our common stock as reported on the NYSE on March 19, 2007, was $37.81.

The Board of Directors recommends a vote FOR approval

of the 2007 Stock Purchase Plan.

PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007. Ernst & Young LLP will audit our consolidated financial statements for 2007 and perform other services approved by the Audit Committee.

Audit and Other Fees

The following table presents Ernst & Young LLP fees for professional services by type and amount charged to the Company during fiscal years 2006 and 2005 (in thousands):

	2006	2005
Audit Fees(1)	$4,085	$3,604
Audit-Related Fees(2)	$100	$96
Tax Fees(3)	$1,468	$914
All Other Fees	—	—

Footnotes

(1)

Audit fees represent amounts for the audit of the consolidated financial statements included in the Company’s Annual Report on Form 10-K, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and statutory audits of various Company subsidiaries outside of the United States.

(2)	Audit-related fees represent amounts for employee benefit plan audits, due diligence assistance and other attestation services.
(3)

Tax fees represent amounts for preparation or review of the Company’s income and related tax returns, tax planning and tax advice. Tax fees for preparation or review of the Company’s income and related tax returns totaled $454,000 and $575,000 in fiscal years 2006 and 2005, respectively.

Pre-Approval Policy for Audit and Permissible Non-Audit Services

In 2003, the Audit Committee adopted the “Pre-Approval of Independent Auditor Services and Fees” policy. The policy requires that all services by the Company’s independent registered public accounting firm be approved in advance by the Audit Committee and expresses a preference that non-audit services be performed by persons other than the Company’s independent registered public accounting firm. Each year, the Audit Committee authorizes the terms, including the scope, and the fees for the annual audit. Once a year, the Audit Committee reviews general requests to approve non-audit matters, including fees, performed by the Company’s independent registered public accounting firm. In addition, specific requests for non-audit services by the independent registered public accounting firm may be brought to the Audit Committee from time to time. The policy also prohibits engaging the independent registered public accounting firm to perform services prohibited by law.

In 2006 and 2005, there were no fees paid to Ernst & Young LLP that were not approved in advance by the Audit Committee.

Ratification of Appointment

A proposal will be presented at the annual meeting to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007 in order to ascertain the views of our shareholders on this appointment. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its selection of the Company’s independent registered public accounting firm for 2007. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating the Company’s independent registered public accounting firm, may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. A representative of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement and to answer your questions.

The Board of Directors recommends a vote FOR ratification

of the appointment of Ernst & Young LLP.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Under SEC rules, shareholders who wish to present a proposal at the 2008 Annual Meeting of Shareholders and have it included in our proxy statement for that meeting must submit the proposal in writing to Pamela S. Krop, Secretary, St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, Minnesota 55117. We must receive your written proposal no later than December 4, 2007.

Shareholders who intend to present a proposal at the 2008 Annual Meeting of Shareholders, but not to include the proposal in our proxy statement, must comply with the requirements established in the Company’s bylaws. The bylaws require, among other things, that a shareholder submit a written notice to the Secretary of the Company of the intention to bring a proposal before the meeting not less than 50 days nor more than 75 days prior to the meeting (or if less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given to shareholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made).

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

Our 2006 Annual Report to Shareholders, including financial statements for the year ended December 30, 2006, accompanies this proxy statement. Both our 2006 Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 30, 2006 are available on our website at www.sjm.com, by clicking on Investor Relations and Annual Reports and SEC Filings, respectively. Copies of the Form 10-K are available to any shareholder who submits a request in writing to St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, MN 55117, Attention: Corporate Secretary. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

OTHER MATTERS

Whether or not you plan to attend the meeting, please vote by telephone or internet as described on the enclosed proxy card, or mark, sign, date and promptly return the proxy card sent to you in the envelope provided. No postage is required for mailing in the United States.

Daniel J. Starks

Chairman of the Board of Directors,

President and Chief Executive Officer

April 2, 2007

APPENDIX A

ST. JUDE MEDICAL, INC. 2007 STOCK INCENTIVE PLAN

i

ii

ST. JUDE MEDICAL, INC.

2007 STOCK INCENTIVE PLAN

Section 1.	Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)          “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)          “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award or Other Stock-Based Award granted under the Plan.

(c)          “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)          “Board” shall mean the Board of Directors of the Company.

(e)          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)           “Committee” shall mean the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an

“outside director” within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(g)          “Company” shall mean St. Jude Medical, Inc., a Minnesota corporation, or any successor corporation.

(h)          “Director” shall mean a member of the Board.

(i)          “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(j)           “Eligible Person” shall mean any employee, officer, consultant, advisor or non-employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

(k)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)           “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on the New York Stock Exchange as reported in the consolidated transaction reporting system on such date or, if such Exchange is not open for trading on such date, on the most recent preceding date when such Exchange is open for trading.

(m)         “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(n)          “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(o)          “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(p)          “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(q)          “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

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(r)          “Performance Award” shall mean any right granted under Section 6(e) of the Plan.

(s)           “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(t)           “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(u)          “Plan” shall mean this St. Jude Medical, Inc. 2007 Stock Incentive Plan, as amended from time to time.

(v)          “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(w)         “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(x)          “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

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(y)          “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

(z)          “Shares” shall mean shares of Common Stock, par value of $0.10 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(aa)        “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(bb)        “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.

Section 3.	Administration.

(a)          Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any

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Affiliate. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. In this regard, if any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A of the Code, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A of the Code shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(b)          Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

(c)          Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

Section 4.	Shares Available for Awards.

(a)          Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 5,000,000. Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Company and designated as treasury shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including shares of Restricted Stock, whether or not dividends have been paid on such shares), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall not be available for granting Awards under the Plan.

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(b)          Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted, in accordance with this Section 4(b), on the date of grant of such Award against the aggregate number of Shares available for Awards under the Plan. With respect to Options and Stock Appreciation Rights, the number of Shares available for Awards under the Plan shall be reduced by one Share for each Share covered by such Award or to which such Award relates. With respect to any Awards other than Options and Stock Appreciation Rights, the number of Shares available for Awards under the Plan shall be reduced by three Shares for each Share covered by such Award or to which such Award relates. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)          Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan.

(d)          Award Limitations Under the Plan.

(i)           Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 500,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year.

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(ii)          Section 162(m) Limitation for Performance Awards. The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any calendar year shall be $3,500,000 in value, whether payable in cash, Shares or other property. This limitation does not apply to any Award subject to the limitation contained in Section 4(d)(i) of the Plan.

Section 5.	Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.	Awards.

(a)          Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)           Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)          Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 8 years from the date of grant.

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(iii)        Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b)          Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided, however, that the term of each Stock Appreciation Right shall not be longer than 8 years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)          Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)           Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, disability or retirement or a change in control of the Company.

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(ii)          Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)         Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d)          Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons.

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(e)          Performance Awards. The Committee is hereby authorized to grant to Eligible Persons Performance Awards which are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan may be payable in cash or in Shares (including, without limitation, Restricted Stock). Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m).

(f)           Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(g)          Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 6(g), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

(h)          General.

(i)           Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

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(ii)          Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)         Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)         Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant; provided, however, that the term of each Option and Stock Appreciation Right shall not be longer than 8 years from the date of grant.

(v)          Limits on Transfer of Awards. Except as otherwise provided by the Committee or the terms of this Plan, no Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such

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Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi)         Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.	Amendment and Termination; Corrections.

(a)          Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

(i)           requires shareholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;

(ii)          increases the number of shares authorized under the Plan as specified in Sections 4(a) and 4(b) of the Plan;

(iii)        increases the number of shares subject to the limitations contained in Section 4(d) of the Plan;

(iv)         permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan;

(v)          permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b)(ii) of the Plan; and

(vi)         would cause Section 162(m) of the Code to become unavailable with respect to the Plan.

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(b)          Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof.

(c)          Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.	Income Tax Withholding.

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.	General Provisions.

(a)          No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)          Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

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(c)          No Rights of Shareholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d)          No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e)          No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)           Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(g)          Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h)          No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

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(i)           Securities Matters. The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(j)           No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(k)          Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.	Effective Date of the Plan.

The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on May 16, 2007 and the Plan shall be effective as of the date of such shareholder approval.

Section 11.	Term of the Plan.

The Plan shall terminate at midnight on May 15, 2017, unless terminated before then by the Board. Awards may be granted under the Plan until the Plan terminates or until all Shares available for Awards under the Plan have been purchased or acquired; provided, however, that Incentive Stock Options may not be granted following the 10-year anniversary of the Board’s adoption of the Plan. The Plan shall remain in effect as long as any Awards are outstanding.

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APPENDIX B

ST. JUDE MEDICAL, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN

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ST. JUDE MEDICAL, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2007 Employee Stock Purchase Plan of St. Jude Medical, Inc.

Section 1.	Purpose.

The purpose of the Plan is to enable the Company to obtain and retain the services of employees. In addition, the Plan provides a convenient, meaningful opportunity for employees to purchase St. Jude Medical, Inc. stock, thereby increasing participating employees’ personal interest in the Company’s success. It is the intention of the Company to have a portion of the Plan qualify as an “Employee Stock Purchase Plan” within the meaning of Section 423 of the Code, and it is intended that such portion of the Plan be treated as a separate plan which shall comply with Section 423 of the Code in all respects. Separately, certain provisions of this Plan document govern the purchase of St. Jude Medical, Inc. stock other than through the portion of the Plan governed by Section 423 of the Code, and it is intended that such purchases shall not be subject to the requirements of Section 423 of the Code.

Section 2.	Definitions.

(a)          “Account” means the funds accumulated with respect to a Participant as a result of deduction from such Participant’s paycheck for the purpose of purchasing Shares under the Plan. The funds allocated to a Participant’s Account shall remain the property of the Participant at all times but may be commingled with the general funds of the Company, except to the extent such commingling may be prohibited by the laws of any applicable jurisdiction.

(b)          “Board” means the Board of Directors of the Company.

(c)          “Business Day” means any day (other than a Saturday or Sunday) on which the New York Stock Exchange is permitted to be open for trading.

(d)          “Code” means the Internal Revenue Code of 1986, as amended.

(e)          “Commencement Date” means the first calendar day of each Contribution Period of the Plan.

(f)          “Common Stock” means the Common Stock, par value $.10 per share, of the Company.

(g)          “Committee” means the committee described in Section 13(a) of the Plan.

(h)          “Company” means St. Jude Medical, Inc., a Minnesota corporation. Effective as of the date any Subsidiary becomes a Designated Subsidiary, references herein to the “Company” shall be interpreted to include such Designated Subsidiary, as appropriate.

(i)           “Compensation” means regular straight time earnings, commissions and commission-based sales bonuses annualized at the time of enrollment prior to the Commencement Date, excluding payments, if any, for overtime, incentive compensation, incentive payments, premiums, bonuses (including bonuses paid under the Company’s Management Incentive Compensation Plan) and any other special remuneration.

(j)           “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) medical leave; (ii) leave allowed under the Family and Medical Leave Act; (iii) personal leave; (iv) military leave; (v) jury duty; (vi) any other leave of absence approved by the Committee, provided that such leave does not exceed the respective time period designated by Company policy, unless re-employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (vii) transfers between locations of the Company or between the Company and its Subsidiaries.

(k)          “Contribution Period” means a 1-year period; provided, however, that the Board shall have the power to change the duration and/or frequency of Contribution Periods with respect to future purchases without shareholder approval if such change is announced at least 5 Business Days prior to the scheduled beginning of the first Contribution Period to be affected; provided further, however, that no Contribution Period shall exceed 27 months.

(l)          “Contributions” means all amounts credited to the Account of a Participant pursuant to the Plan.

(m)         “Corporate Transaction” means (i) a sale of all or substantially all of the Company’s assets or (ii) a merger, consolidation or other capital reorganization of the Company with or into another corporation or any other transaction or series of related transactions in which the Company’s shareholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

(n)          “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the portion of the Plan subject to Section 423 of the Code.

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(o)          “Employee” means any person, including an Officer or director who is also an employee, but excluding any person whose customary employment is (i) less than 20 hours per week or (ii) for not more than 5 months in any calendar year.

(p)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)          “Fair Market Value” means, with respect to the Common Stock on a given date, the closing price for the Common Stock for such date, or if such date is not a Business Day, the last reported sale price for the Common Stock for the last Business Day preceding such date, as quoted on the New York Stock Exchange or another exchange; provided, however, that if the Common Stock ceases to be listed for trading on the New York Stock Exchange or another exchange, “Fair Market Value” of the Common Stock for a given date shall mean the value determined in good faith by the Board.

(r)          “New Purchase Date” shall have the meaning set forth in Section 18(b) hereof.

(s)           “Officer” means a person who has been designated by the Board as a reporting officer for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t)           “Participant” means any Employee who is eligible and has elected to participate in the Plan accordance with Sections 3 and 5 hereof and who has not withdrawn from the Plan or whose participation in the Plan is not otherwise terminated.

(u)          “Plan” means this 2007 Employee Stock Purchase Plan, as may be amended from time to time.

(v)          “Purchase Date” means the last calendar day of each Contribution Period of the Plan.

(w)         “Purchase Price” means with respect to a Contribution Period that price as announced by the Committee prior to the first Business Day of that Contribution Period, which price may, in the discretion of the Committee, be a price which is not fixed or determinable as of the first Business Day of that Contribution Period; provided, however, that in no event shall the Purchase Price for any Contribution Period be less than the lesser of 85% of the Fair Market Value of a Share on the Commencement Date or on the Purchase Date, in each case rounded up to the next higher full cent. If the Commencement Date or the Purchase Date is not a Business Day, then the Purchase Price for any Contribution Period shall not be less than the lesser of 85% of the Fair Market Value of a Share on the Business Day immediately preceding the Commencement Date or the Purchase Date.

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(x)          “Share” means a share of Common Stock, as adjusted in accordance with Section 18 hereof.

(y)          “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the total combined voting power of all classes of stock is held by the Company or any such subsidiary of the Company, whether or not such corporation now exists or is hereafter organized or acquired by the Company or another such subsidiary of the Company. “Subsidiary” also means an unincorporated business entity, such as a limited liability company or partnership, in which the Company holds directly or indirectly not less than 50% of the total combined voting power with respect to all classes of equity ownership of such entity, whether or not such unincorporated business entity now exists or is hereafter organized or acquired by the Company or another Subsidiary of the Company, but only if such entity either (i) has duly elected under applicable treasury regulations to be an association treated as a corporation for federal income tax purposes, and such election continues in effect; or (ii) is disregarded as a separate entity for federal income tax purposes, has not made an election described in clause (i) of this sentence and, pursuant to applicable treasury regulations, its assets are considered to be owned by another Subsidiary that is a corporation or is treated as one under clause (i) of this sentence.

Section 3.	Eligibility.

(a)          Any person who is an Employee and has completed 30 days of continuous employment service for the Company or one or more of its Designated Subsidiaries shall become eligible to participate in the Plan on the first day of the month coincident with or following completion of such period of service, subject to the requirements of Section 5(a) hereof and the limitations imposed by Section 423(b) of the Code.

(b)          Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (together with any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted), or that exceeds 2,000 Shares, for each calendar year in which such option is outstanding at any time.

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Section 4.	Contribution Periods.

The Plan shall be implemented by a series of consecutive Contribution Periods. The first Contribution Period shall commence on August 1, 2007 and shall end on July 31, 2008. The Plan shall continue until terminated in accordance with Sections 19 and 22 hereof.

Section 5.	Participation.

(a)          An eligible Employee may become a Participant by following the established enrollment procedure as directed by the Committee, or other entity designated by the Committee, prior to the Commencement Date of the applicable Contribution Period, unless an earlier or later time for completing the enrollment procedure is set by the Committee for all eligible Employees with respect to a given Contribution Period. The eligible Employee shall determine the amount of the Participant’s Compensation (subject to Section 6(a) hereof) to be paid as Contributions pursuant to the Plan.

(b)          Payroll deductions shall commence on the first payroll paid on or following the Commencement Date and shall end on the last payroll paid on or prior to the Purchase Date of the Contribution Period, unless sooner terminated as provided in Section 10 hereof. A Participant who has elected to participate in a Contribution Period shall automatically participate in the next Contribution Period until such time as such Participant withdraws from the Plan or terminates employment as provided in Section 10 hereof.

Section 6.	Method of Payment of Contributions.

(a)          A Participant shall elect to have payroll deductions made on each payroll paid during the Contribution Period in full dollar amounts not less than $5 and not more than 10% (or such other maximum percentage as the Board may establish from time to time before any Commencement Date) of such Participant’s Compensation on each payroll paid during the Contribution Period. All payroll deductions made by a Participant shall be credited to his or her Account under the Plan. A Participant may not make any additional payments into his or her Account. No assets in a Participant’s Account shall be subject to the debts, contracts, liabilities, engagements or torts of the Participant.

(b)          A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof.

(c)          Unless otherwise provided by the Committee, a Participant may decrease the amount of his or her Contributions once during a Contribution Period by following the established administrative procedures as directed by the Committee to authorize a decrease in the payroll deduction amount. The decrease in amount shall be effective as soon as administratively

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feasible following the date of receipt by the Company, or other entity designated by the Committee. However, any decrease in amount must be made at least 30 days prior to the end of the Contribution Period to ensure such decrease shall be effective within the current Contribution Period.

(d)          Unless otherwise provided by the Committee, a Participant may not increase the amount of his or her Contributions during a Contribution Period. A Participant may only increase the amount of his or her Contributions with respect to a future Contribution Period by following the established administrative procedures as directed by the Committee to authorize an increase in the payroll deduction amount. The increase in amount shall be effective as of the Commencement Date of the next Contribution Period following the date of receipt by the Company, or other entity designated by the Committee.

(e)          Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be adjusted during any Contribution Period, subject to the discretion of the Committee. Payroll deductions shall re-commence at the amount provided in such Participant’s most recently submitted enrollment materials at the beginning of the first Contribution Period that is scheduled to end in the next succeeding calendar year, unless terminated by the Participant as provided in Section 10 hereof.

Section 7.	Grant of Option.

On the Commencement Date of each Contribution Period, each eligible Employee participating in such Contribution Period shall be granted an option to purchase on the Purchase Date a number of Shares determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the Participant’s Account as of the Purchase Date by the applicable Purchase Price, subject to the limitations set forth in Sections 3(b) and 12 hereof.

Section 8.	Exercise of Option.

Unless a Participant ceases to be an eligible Employee as provided in Section 3 or withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of each Contribution Period, and the maximum number of Shares (which may include a fractional Share) subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her Account. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant on the Purchase Date. During his or her lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.

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Section 9.	Delivery.

As promptly as practicable after each Purchase Date of each Contribution Period, the number of Shares purchased by each Participant upon exercise of his or her option shall be delivered in accordance with procedures established from time to time by the Committee, and a transfer agent for the Common Stock may be utilized or a brokerage or nominee account may be established for this purpose. The terms of such transfer agency or brokerage or nominee account shall be at the sole discretion of the Company, and participation in the Plan is expressly conditioned on the acceptance of such terms.

Section 10.	Voluntary Withdrawal; Termination of Employment.

(a)          A Participant may withdraw from the Plan by following the established administrative procedures as directed by the Committee, or other entity designated by the Committee. The withdrawal request will be effective as soon as administratively feasible. However, any withdrawal request must be made at least 30 days prior to the end of a Contribution Period to ensure such withdrawal request shall be effective within such Contribution Period. Once the withdrawal request is effective, all of the Participant’s Contributions credited to his or her Account will be paid to him or her with interest, his or her option will be automatically terminated, and no further Contributions for the purchase of Shares will be made absent re-enrollment. Notwithstanding the foregoing, an Officer shall not have the right to withdraw Contributions credited to his or her account under the Plan except in accordance with Section 10(b) hereof. Upon withdrawal from the Plan, a Participant may not re-enroll in the Plan until the next Contribution Period. In order to re-enroll, a Participant must follow the provisions set forth under Section 5(a) hereof.

(b)          Upon termination of the Participant’s Continuous Status as an Employee prior to the Purchase Date of a Contribution Period for any reason, including death or retirement, the Contributions credited to his or her Account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, in either case [with interest, and his or her option will be automatically terminated. Whether the Participant’s Continuous Status as an Employee has been terminated shall be determined by the Committee in its sole discretion. In the event that any Designated Subsidiary ceases to be a Designated Subsidiary of the Company, the employees of such Designated Subsidiary shall no longer be Employees for purposes of Section 3(a) hereof as of the date such Designated Subsidiary ceases to be a Designated Subsidiary.

(c)          A Participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or any Subsidiary.

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Section 11.	Interest.

In any situation where the Plan provides for the payment of interest on the Contributions of a Participant in the Plan, such interest rate shall be determined by the Committee and disclosed the Participants prior to the Commencement Date.

Section 12.	Shares.

(a)          Subject to adjustment as provided in Section 18 hereof, the maximum number of Shares which shall be issued under the Plan shall be 5,000,000 Shares. If on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares available for sale under the Plan on such Purchase Date, the Committee shall make a pro rata allocation of the Shares available for purchase on such Purchase Date among all Participants, and the balances in the Accounts shall be refunded without interest to the respective Participants.

(b)          The Participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

Section 13.	Administration.

(a)          The Committee. The Plan shall be administered by a committee (the “Committee”) established by the Board. The members of the Committee need not be directors of the Company and shall be appointed by and serve at the pleasure of the Board.

(b)          Powers of Committee. The Committee shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan. The Committee may delegate ministerial duties to such of the Company’s employees, outside entities and outside professionals as the Committee so determines.

(c)          Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

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Section 14.	Death of Participant.

In the event of the death of a Participant, the Company shall deliver any Shares and cash in the Participant’s Account to a beneficiary previously designated by the Participant or, if there is no surviving beneficiary duly designated, to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Section 15.	Transferability.

Neither Contributions credited to a Participant’s Account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10 hereof.

Section 16.	Use of Funds.

All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions. The Plan is unfunded and shall not create nor be construed to create a trust or separate fund of any kind or a fiduciary relationship among the Company, the Board, the Committee and the Participant. To the extent a Participant acquires a right to receive payment from the Company pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 17.	Reports.

Accounts will be maintained for each Participant in the Plan. Account statements will be made available to participating Employees by the Company and will set forth the amounts of Contributions, the Purchase Price per Share, the number of Shares purchased and the remaining cash balance, if any.

Section 18.	Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)          Adjustment. The number of Shares set forth in Section 12 hereof, the price per Share covered by each option under the Plan that has not yet been exercised and the maximum number of Shares that may be purchased by a Participant in a calendar year pursuant to Section

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3(b) hereof, shall be proportionately adjusted for any increase or decrease in the number of outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares effected in connection with a change in domicile of the Company). Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares issuable hereunder or subject to an option hereunder.

(b)          Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Contribution Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board in its sole discretion, and in such event, all outstanding options shall automatically terminate and the balance in the Accounts shall be refunded with interest to the respective Participants. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, the Contribution Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date the Contribution Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the Corporate Transaction and the Board shall notify each Participant in writing, at least 10 days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Plan as provided in Section 10 hereof. For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the Corporate Transaction if the holder had been, immediately prior to the Corporate Transaction, the holder of the number of Shares covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value, as determined by the Committee, to the per Share consideration received by holders of Common Stock in the Corporate Transaction.

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The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number of Shares set forth in Section 12 hereof, as well as the price per Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of its outstanding Common Stock, and in the event the Company is consolidated with or merged into any other corporation.

Section 19.	Amendment or Termination.

(a)          The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination of the Plan may affect options previously granted, provided that the Plan or the Contribution Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to a Contribution Period then in progress if the Board determines that termination of the Plan and/or the Contribution Period is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the Contribution Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting principles applicable to the Plan. Except as provided in Section 18 hereof and in this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code (or, in either case, any successor rule or provision or any applicable law or regulation) or the requirements of any stock exchange upon which the Shares may then be listed, the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

(b)          Without shareholder approval and without regard to whether any Participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Contribution Periods and/or the Purchase Price as permitted under the Plan, limit the frequency and/or number of changes in the amount deducted during a Contribution Period, establish the exchange ratio applicable to amounts deducted in a currency other than U.S. dollars, permit payroll deductions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed payroll deduction elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts deducted from the Participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion to be advisable and consistent with the Plan.

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Section 20.	Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

Section 21.	Conditions Upon Issuance of Shares.

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

Section 22.	Term of Plan; Effective Date.

The Plan shall become effective upon approval by the Company’s shareholders. It shall continue in effect until all of the Shares set forth in Section 12 hereof are exhausted or such earlier time as the Plan is terminated pursuant to Section 19 hereof.

Section 23.	Additional Restrictions of Rule 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of Shares by, Officers shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall be deemed to contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

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Section 24.	Governing Law.

The internal law, and not the law of conflicts, of the State of Minnesota, shall govern all questions concerning the validity, construction and effect of the Plan, and any rules and regulations relating to the Plan.

Section 25.	Severability.

If any provision of the Plan is or becomes invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan under any law, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

Section 26.	No Rights as an Employee.

Nothing in the Plan shall be construed to give any person (including an Employee or Participant) the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company or a Subsidiary to terminate the employment of any person (including the Employee or Participant) at any time with or without cause. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Subsidiary, or give rise to any cause of action at law or in equity against the Company or any Subsidiary. Neither the Shares purchased hereunder nor any other benefits conferred hereby, including the right to purchase Common Stock at a discount, shall form any part of the wages or salary of any eligible Employee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an Employee be entitled to any compensation for any loss of any right or benefit under this Plan which such Employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.

Section 27.	International Participants.

The Committee shall have the power and authority to allow any of the Company’s Subsidiaries other than Designated Subsidiaries to adopt and join in the portion of this Plan that is not intended to comply with Section 423 of the Code and to allow employees of such Subsidiaries who work or reside outside of the United States an opportunity to acquire Shares in accordance with such special terms and conditions as the Committee may establish from time to time, which terms and conditions may modify the terms and conditions of the Plan set forth elsewhere in this Plan. Without limiting the authority of the Committee, the special terms and

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conditions which may be established with respect to any foreign country, and which need not be the same for all foreign countries, include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of participants, the purchase price of any Shares to be acquired, the length of any Contribution Period, the maximum amount of contributions, credits or Shares which may be acquired by any participating employees, and a participating employee’s rights in the event of his or her death, disability, withdrawal from participation in the purchase of Shares hereunder, or termination of employment. Any purchases made pursuant to the provisions of this Section 27 shall not be subject to the requirements of Section 423 of the Code.

Section 28.	Taxes.

Participants are responsible for the payment of all income taxes, employment, social insurance, welfare and other taxes under applicable law relating to any amounts deemed under the laws of the country of their residency or of the organization of the Subsidiary employing such Participant to constitute income arising out of the Plan, the purchase and sale of Shares pursuant to the Plan and the distribution of Shares or cash to the Participant in accordance with this Plan. Each Participant hereby authorizes the relevant Subsidiary to make appropriate withholding deductions from each Participant’s compensation, which shall be in addition to any payroll deductions made pursuant to Section 6, and to pay such amounts to the appropriate tax authorities in the relevant country or countries in order to satisfy any of the above tax liabilities of the Participant under applicable law.

Section 29.	Acceptance of Terms.

By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

Approved by the Board on February 23, 2007, subject to shareholder approval.

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ANNUAL MEETING PROXY CARD

PLEASE REFER TO REVERSE SIDE FOR INTERNET VOTING INSTRUCTIONS.

Proxy – St. Jude Medical, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2007

The undersigned hereby appoints Daniel J. Starks, John C. Heinmiller and Pamela S. Krop or any one of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of St. Jude Medical, Inc., to be held May 16, 2007 at 9:30 a.m. central time, at the Minnesota Historical Center, 345 Kellogg Boulevard West, St. Paul, Minnesota, 55102 or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies.

The shares represented by this proxy will be voted as specified, but if no specification is made, the shares will be voted “FOR” both nominees for Directors, “FOR” Proposal 2 (unless the shares are held in the name of a broker, bank or other nominee), “FOR” Proposal 3 (unless the shares are held in the name of a broker, bank or other nominee), “FOR” Proposal 4, and in the discretion of the named proxies on all other matters.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(To be Signed on Reverse Side)

ST. JUDE MEDICAL, INC. ATTN: INVESTOR RELATIONS 1 LILLEHEI PLAZA ST. PAUL, MN 55117

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS

If you would like to reduce the costs incurred by St. Jude Medical, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to St. Jude Medical, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	STJUD1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

ST. JUDE MEDICAL, INC.
MANAGEMENT RECOMMENDS A VOTE FOR BOTH OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3 AND 4.
		For All	Withhold All	For all Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
A	Proposals

1.	To elect two members of the Board of Directors, for terms ending in 2010. 01 - Michael A. Rocca 02 - Stefan K. Widensohler	o	o	o
					For	Against	Abstain
2.	To approve the St. Jude Medical, Inc. 2007 Stock Incentive Plan.				o	o	o

3.	To approve the St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan.				o	o	o

4.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2007.				o	o	o

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please date and sign exactly as your name(s) appear(s) hereon indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian give full title as such; when shares have been issued in names of two or more persons, all should sign.

For address changes and/or comments, please check this box and write them on the back where indicated.				o
		Yes	No
Please indicate if you plan to attend this meeting.		o	o
B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date